-------------------------------------------------------------------------------
                          THE PINNACLE FAMILY OF TRUSTS
-------------------------------------------------------------------------------

                               LARGE CAP SERIES IV

                             A unit investment trust

  The investment objective of the Large Cap Trust is to maximize total return through a combination of capital appreciation and current dividend income.

  The Sponsors are McLaughlin, Piven, Vogel Securities, Inc. and Reich & Tang Distributors, Inc.

  This Prospectus consists of two parts. Part A contains the Summary of Essential Information including descriptive material relating to the Trust and the Statements of Financial Condition of the Trust. Part B contains general information about the Trust. Part A and Part B must be distributed together. Read and retain this Prospectus for future reference.

================================================================================

================================================================================

                 The Securities and Exchange Commission has not
                   approved or disapproved these securities or
                  passed upon the adequacy of this prospectus.
                     Any representation to the contracy is a
                               criminal offense.

                       PROSPECTUS DATED DECEMBER 28, 1999

900479.6

                               INVESTMENT SUMMARY

INVESTMENT OBJECTIVE. The Large Cap Series IV (the "Large Cap Trust") seeks to maximize total return through a combination of capital appreciation and current dividend income. There is no guarantee that the investment objective of the Trust will be achieved.

STRATEGY OF PORTFOLIO SELECTION. The Large Cap Trust seeks to achieve its investment objective by attempting to outperform the DJIA* (which is not affiliated with the Sponsors) by creating a portfolio that combines the following three investment strategies, each determined as of two business days prior to the Initial Date of Deposit:

     Strategy 1:    invest in the DJIA's ten (10) common stocks having the
                    highest dividend yield (the "Top Ten"),

     Strategy  2:   invest in the DJIA's five (5) common stocks having the
                    lowest per share stock price of the Top Ten (the "Focus
                    Five") and

     Strategy  3:   invest in a single stock which is the DJIA's
                    second-lowest priced of the Focus Five (the "Penultimate
                    Pick").

The combination of the three investment strategies is hereinafter referred to as the "Triple Strategy." The Trust's portfolio will be comprised of ten (10) stocks. Approximately 20% of the Trust's assets will be allocated to the Top Ten, approximately 60% will be allocated to the Focus Five and approximately 20% will be allocated to the Penultimate Pick. Within the Top Ten and Focus Five categories, stocks will be purchased in approximately equal dollar amounts.

DESCRIPTION OF THE TRUST. The Large Cap Trust contains 10 issues of common stock. 100% of the issues are represented by the Sponsors' contracts to purchase. All 10 of the stocks are listed on the NYSE. Based upon the principal business of each issuer and current market values, the following industries are represented in the Trust: Auto Manufacturing, 2.00%; Banking and Financial, 1.96%; Chemical, 1.99%; Consumer Products, 13.98%; Machinery, 34.04%; Manufacturing, 2.01%; Oil, 1.97%; Paper, 14.02%; Photographic Products, 13.98%; and Telephone, 14.05%. The Focus Five stocks are Caterpillar Inc., Eastman Kodak Company, International Paper Co., Phillip Morris Companies, Inc. and SBC Communications Inc. and the Penultimate Pick is Caterpillar Inc., a company with a significant concentration in the machinery industry.

A Trust is considered to be "concentrated" in a particular category or industry when the securities in that category or that industry constitute 25% or more of the total assets of the portfolio.

RISK CONSIDERATIONS. Unitholders can lose money by investing in the Trust. The value of the Units and the Securities in the Trust can each decline in value. An investment in Units of the Trust should be made with an

---------------
* The name "Dow Jones Industrial Average" (DJIA) is the property of Dow Jones & Company, Inc., which is not affiliated with the Sponsors and has not participated in any way in the creation of the Trust or in the selection of the stocks included in the Trust and has not reviewed or approved any information inlcuded in this Prospectus. Dow Jones & Company, Inc. has not granted to the Trust or the Sponsors a license to use the Dow Jones Industrial Average.

900479.6
understanding of the following risks:

     o An investment in common stocks includes the risk that the financial condition of the issuers of the Securities may become impaired or that the general condition of the stock market may worsen (both of which may contribute directly to a decrease in the value of the Securities and thus in the value of the Units).

     o Since the portfolio of the Trust is fixed and "not managed," in general, the Sponsors can sell Securities only at the Trust's termination or in order to meet redemptions. As a result, the price at which each Security is sold may not be the highest price it attained during the life of the Trust.

     o When cash or a letter of credit is deposited with instructions to purchase securities in order to create additional Units, an increase in the price of a particular security between the time of deposit and the time that securities are purchased will cause the Units to be comprised of less of that security and more of the remaining securities. In addition, brokerage fees incurred in purchasing the Securities will be an expense of the Trust.

     o Securities price fluctuations during the period from the time of deposit to the time the Securities are purchased, and payment of brokerage fees, will affect the value of each Unit and the income per Unit received by the Trust.

     o There is no assurance that any dividends will be declared or paid in the future on the Securities.

     o Investors should also consider the greater risk of the Trust's concentration, in a particular industry or in a single stock, and the effect on their investment versus a more diversified portfolio. Investors should compare returns available in less concentrated portfolios before making an investment decision.

     o The combination of the three investment strategies of the Large Cap Trust causes the Trust to be concentrated in a single stock (the Penultimate Pick). The Penultimate Pick is a company deriving a substantial portion of its income from the machinery industry.

PUBLIC OFFERING PRICE. The Initial Public Offering Price per 100 units of the Trust is calculated by:

     o dividing the aggregate value of the underlying securities and cash held in the Trust (representing the estimated organizational costs) by the number of units outstanding;

     o   adding a sales charge of 3.695% (3.837% of the net amount invested);
         and

     o   multiplying the result by 100.

In addition, during the initial offering period, the Public Offering Price per 100 units will include an amount sufficient to reimburse the Sponsors for the payment of all or a portion of the estimated organizational costs of the

900479.6

Trust. The price of a single unit, or any multiple thereof, is calculated by dividing the Public Offering Price per 100 units by 100 and multiplying by the number of units. The Public Offering Price per Unit will vary on a daily basis in accordance with fluctuations in the aggregate value of the underlying Securities and each investor's purchase price will be computed as of the date the Units are purchased. Orders involving at least 25,000 Units will be entitled to a volume discount from the Public Offering Price.

MINIMUM PURCHASE. 100 Units for individuals and 25 Units for custodial accounts and certain tax deferred retirement plans.

DISTRIBUTIONS. The Trust will distribute any dividends received, less expenses, semi-annually. The first dividend distribution will be made on June 30, 2000 to all Unitholders of record on June 15, 2000 and thereafter distributions will be made on the last business day of every December and June. The final distribution will be made within a reasonable period of time after the Trust terminates.

ESTIMATED NET ANNUAL DISTRIBUTION. As of two business days prior to the Initial Date of Deposit, the estimated net annual distribution to Unitholders of the Trust per 100 Units (based on the most recent ordinary dividend declared with respect to the Securities) was $30.74. This estimate will vary with changes in the Trust's fees and expenses, actual dividends received by the Trust, Units outstanding and with the sale of Securities. In addition, because the issuers of common stock are not obligated to pay dividends, there is no assurance that the estimated net annual dividend distribution will be realized in the future.

MARKET FOR UNITS. Unitholders may sell their Units to the Sponsors or the Trustee at any time, without fee or penalty. The Sponsors intend to repurchase Units from Unitholders throughout the life of the Trust at prices based upon the market value of the underlying Securities. However, the Sponsors are not obligated to maintain a market and may stop doing so without prior notice for any business reason. If a market is not maintained, a Unitholder will be able to redeem his Units with the Trustee at the same price. The existence of a liquid trading market for the Securities in the Trust may depend on whether dealers will make a market in these Securities. There can be no assurance of the making or the maintenance of a market for any of the Securities contained in the portfolio of the Trust or of the liquidity of the Securities in any markets made. The price at which the Securities may be sold to meet redemptions and the value of the Units will be adversely affected if trading markets for the Securities are limited or absent.

AUTOMATIC REDEMPTION. Any transfer of Units by Unitholders from their McLaughlin, Piven, Vogel brokerage account will result in the automatic redemption of those Units. Unitholders, excluding tax sheltered retirement accounts, will generally incur a taxable gain or loss upon an involuntary redemption. See "Tax Status" in Part B.

TERMINATION. The Trust will terminate in approximately fifteen months. During the Liquidation Period, Securities will be sold in connection with the termination of the Trust. All Securities will be sold or distributed by the Mandatory Termination Date. The Sponsors do not anticipate that the Liquidation Period will be longer than seven days, and it could be as short as one day, depending on the liquidity of the Securities being sold. Unitholders may elect one of the following three options in receiving their terminating distributions:

     o   receive their distribution in-kind, if they own at least 2,500 Units;

     o receive cash upon the liquidation of their pro rata share of the Securities; or

900479.6

     o reinvest in a subsequent series of The Pinnacle Family of Trusts (formerly known as the McLaughlin, Piven, Vogel Family of Trusts) (if one is offered), at a reduced sales charge.

ROLLOVER OPTION. Unitholders may elect to rollover their terminating distributions into the next available series of The Pinnacle Family of Trusts, at a reduced sales charge. Rollover Unitholders must make this election on or prior to the Rollover Notification Date. When Unitholders make this election, their Units will be redeemed and the proceeds will be reinvested in units of the next available series of the Pinnacle Family of Trusts. An election to rollover terminating distributions will generally be a taxable event. See "Administration of the Trust--Trust Termination" in Part B for details to make this election.

REINVESTMENT PLAN. Unitholders may elect to automatically reinvest any distributions they may receive (except the final distribution made at termination) into additional Units of the Trust at a reduced sales charge of 1.00%. See "Reinvestment Plan" in Part B for details on how to enroll in the Reinvestment Plan.

UNDERWRITING. McLaughlin, Piven, Vogel Securities, Inc., with principal offices at 30 Wall Street, New York, New York 10005, will act as Underwriter for all of the Units of The Pinnacle Family of Trusts, Large Cap Series IV.

900479.6

                                    FEE TABLE

--------------------------------------------------------------------------------
This Fee Table is intended to help you understand the costs and expenses you will bear directly or indirectly. See "Public Sale of Units" and "Trust Expenses and Charges" in Part B. Although the Trust is a unit investment trust rather than a mutual fund, this information is presented to permit a comparison of fees, assuming the principal amount and contributions are rolled over each year into a new series subject only to a sales charge and trust expenses.
--------------------------------------------------------------------------------

Unitholder Transaction Expenses
(Fees paid directly from your investment)
                                                                             Large Cap Trust
                                                                             ---------------
                                                                       As a %            Amount
                                                                     Of Initial          Per 100
                                                                     Offering             Units
                                                                      Price               -----
                                                                     ---------
Maximum Sales Charge Imposed on Purchase...................            3.695%            $ 36.95
Maximum Sales Charge Imposed Per Year on Reinvested
   Dividends...............................................            1.00%             $ 10.00
Estimated Organizational Expenses..........................            .129%             $ 1.29
Maximum Annual Maintenance Fee for a McLaughlin,
   Piven, Vogel Brokerage Account..........................  $ 69.50

Estimated Annual Fund Operating Expenses
(Expenses that are deducted from Trust assets)

                                                                Large Cap Trust
                                                                ---------------

                                                         As a %               Amount
                                                       Of Initial             Per 100
                                                       Net Assets              Units
                                                       ----------              -----
Trustee's Fee.........................                    089%                 $ .86
Other Operating Expenses..............                    047%                 $ .45
   Portfolio Supervision,
     Bookkeeping and
     Administrative Fees..............              .026%            $ .25
                                                  -------            -----
Total.................................                       .136%               $ 1.31
                                                             =====               ======


                                    Example
                                    -------

This Example is intended to help you compare the cost of investing in the Trust with the cost of investing in other unit trusts. You would pay the following expenses on a $10,000 investment in the Trust assuming estimated operating expense ratio of .131% for the Trust and a 5% return on the investment throughout the period. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                            1 year          3 years
Large Cap Trust..........................   $ 465         $ 1,298

     For purposes of this example, the sales charge imposed on reinvested dividends is not reflected until the year following payment of the dividend; the cumulative expenses would be higher if sales charges on reinvested dividends were reflected in the year of reinvestment. If these charges and fees were included, your costs would be higher. The Example assumes reinvestment of all dividends and distributions and utilizes a 5% annual rate of return as mandated by Securities and Exchange Commission regulations applicable to mutual funds. The Example should not be considered a representation of past or future expenses or an annual rate of return.

     The Annual Maintenance Fee is applicable to your entire brokerage account regardless of account size or diversity of holdings and is not related solely to the purchase of Units. Such account may entitle Unitholders to a commission discount for equity trades. Contact your account representative for additional information and see "Public Sale of Units" in Part B.

900479.6

                               THE LARGE CAP TRUST
                        SUMMARY OF ESSENTIAL INFORMATION
 As of December 27, 1999, the business day prior to the Initial Date of Deposit


Initial Date of Deposit of Securities in the
   Trust:  December 28, 1999
Aggregate Value of Securities: .....................      $148,723      Evaluation Time: 4:00 p.m. New York Time
Number of Units: ...................................        15,464      Minimum Value of Trust: The Trust may be
Fractional Undivided Interest in                                           Terminated if the value of the Trust is less than
   Trust: ..........................................      1/15,464         40% of the aggregate  value of the Securities at
Public Offering Price per 100 Units:                                       the completion of the initial offering period.
   Aggregate Value of Securities in Trust...........      $148,723      Cusip Numbers: Cash:   72346A109
   Divided By 15,464 Units (times 100)..............        961.74         Reinvestment:   72346A117
   Plus Estimated Organization Costs*...............   $1.29            Trustee: The Chase Manhattan Bank
   Plus Sales Charge of 3.695% of Public                                Trustee's Fee per 100 Units: $.86
   Offering Price...................................    $36.97          Other Fees and Expenses per 100 Units: $.20
   Public Offering Price+...........................     $1,000.00      Sponsors: McLaughlin, Piven, Vogel Securities,
Sponsor's Repurchase Price And                                             Inc. and Reich & Tang Distributors, Inc.
   Redemption Price per 100 Units++: ...............    $963.05         Agent for Sponsors: Reich & Tang Distributors,
Minimum Income or Principal                                                Inc.
   Distribution per 100 Units: .....................   $      1.00      Sponsors' Portfolio Supervisory, Bookkeeping
Liquidation Period: A 40 day period                                        And Administrative Fee per 100 Units:
   beginning on the first business day                                     Maximum of $.25 (see "Trust Expenses and Charges"
   following the Termination Date.                                         in Part B).
Termination Date:  March 27, 2001 or                                    Expected Settlement Date of Securities in the
   the disposition of the last security in the                             Trust:   December 31, 1999
   Trust.                                                               Record Dates: June 15 and December 15
Mandatory Termination Date: The last                                    Distribution Dates: June 30 and December 31
   day of the liquidation period.                                       Reinvestment Sales Charge:  1.00%
Rollover Notification Date**: March 13, 2001
or another date as determined by the Sponsors.


-------------
* Investors will reimburse the Sponsors for all or a portion of the costs incurred in organizing and offering the Trust. These "organization costs" include costs of preparing the registration statement, the Trust indenture and other closing documents, registering units with the SEC and the states and the initial audit of the Trust portfolio. The estimated organization costs will be paid to the Sponsors from the assets of the Trust as of the close of the initial offering period. To the extent that actual organization costs are less than the estimated amount, only the actual organization costs will be deducted from the assets of the Trust. To the extent that actual organization costs are greater than the estimated amount, only the estimated organization costs included in the Public Offering Price will be reimbursed to the Sponsors.
** The date by which a Rollover Unitholder must elect to reinvest its terminating distribution in an available series of the Pinnacle Family of Trusts, if offered.
+ On the Initial Date of Deposit, the only cash in the Income or Principal Accounts will represent the estimated organization costs. Anyone purchasing Units after such date will pay a Public Offering Price which includes a pro rata share of any cash in such Accounts.
++ A Unitholder redeeming 2,500 Units or more may request redemptions be made in-kind. The Trustee will distribute securities to the Unitholder's McLaughlin, Piven, Vogel broker-dealer account at The Depository Trust Company in book-entry form. As of the close of the initial offering period, the Sponsors' Repurchase Price and Redemption Price for the Trust will be reduced to reflect its estimated organization cost.

                          THE PINNACLE FAMILY OF TRUSTS
                               LARGE CAP SERIES IV
            STATEMENT OF FINANCIAL CONDITION, AS OF DECEMBER 27, 1999
                                     ASSETS

                                                                               Large Cap
                                                                                 Trust
                                                                                 -----

Investment in Securities--Sponsor's Contracts to Purchase
   Underlying Securities Backed by Letter of Credit (cost for
   Large Cap Trust:  $148,723) (Note 1)....................................    $148,723
Cash.......................................................................         199
                                                                               --------
Total......................................................................    $148,922
                                                                               ========

                     LIABILITIES AND INTEREST OF UNITHOLDERS

Reimbursement to Sponsors for Organization Costs (Note 2)..................         $199
Interest of Unitholders--Units of Fractional Undivided Interest
   Outstanding  (Large Cap Trust:  15,464 Units)...........................      148,723
                                                                                --------
Total......................................................................     $148,922
                                                                                ========
Net Asset Value per Unit...................................................        $9.62
                                                                                   =====


------
Notes to Statements of Financial Condition:

     The preparation of financial statements in accordance with generally accepted accounting principles requires Trust management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results can differ from those estimates.

     (1) The Pinnacle Family of Trusts, Large Cap Series IV (the "Trust") is a unit investment trust created under the laws of the State of New York and registered under the Investment Company Act of 1940. The objective of the Large Cap Trust jointly sponsored by McLaughlin, Piven, Vogel Securities, Inc. and Reich & Tang Distributors, Inc., the Sponsors, is to maximize total return through a combination of capital appreciation and current dividend income. An irrevocable letter of credit issued by BankBoston in an amount of $400,000 has been deposited with the Trustee for the benefit of the Trust to cover the purchases of such Securities. Aggregate cost to the Trust of the Securities listed in the portfolios is determined by the Trustee on the basis set forth under "Public Sale of Units--Public Offering Price" as of 4:00 p.m. on December 27, 1999. The Trust will terminate on March 27, 2001 or earlier under certain circumstances as further described in the Prospectus.

     (2) A portion of the Public Offering Price consists of cash in an amount sufficient to reimburse the Sponsors for the per Unit portion of all or part of the costs of establishing the Trust. These costs have been estimated at $1.29 per 100 Units for the Trust. A payment will be made as of the close of the initial public offering period to an account maintained by the Trustee from which the obligation of the investors to the Sponsors will be satisfied. To the extent that actual organization costs are less than the estimated amount, only the actual organization costs will be deducted from the assets of the Trust.

900479.6

                                  THE PINNACLE
                                FAMILY OF TRUSTS
                                 LARGE CAP TRUST

                                    PORTFOLIO

                             AS OF DECEMBER 27, 1999

                                                                          Market
                                                                           Value
                                                                         of Stocks
                                                                            as a                                       Cost of
  Port-   Number                                                         Percentage      Current         Market      Securities
  folio     Of                                               Ticker      of the        Dividend       Value Per      to the
    No.    Shares           Name of Issuer (1)               Symbol     Trust (2)      Yield (3)         Share       Trust (4)
   ---    ------            ------------------               -------    ---------      ---------         -----       ---------

    1       1093      Caterpillar Inc.                           CAT        34.04%        2.81%           46.3125       $50,620.00
    2         47      E.I duPont de Nemours and Co.               DD         1.99         2.23            62.8750         2,955.00
    3        324      Eastman Kodak Company                       EK        13.98         2.74            64.1875        20,797.00
    4         36      Exxon Mobil Corporation                    XOM         1.97         2.17            81.2500         2,925.00
    5         42      General Motors Corporation                  GM         2.00         2.83            70.7500         2,971.00
    6        384      International Paper Co.                     IP        14.02         1.84            54.3125        20,856.00
    7         23      J.P. Morgan & Company                      JPM         1.96         3.16           126.5000         2,909.00
    8         32      Minnesota Mining & Manufacturing Co.       MMM         2.01         2.39            93.5625         2,994.00
    9        932      Philip Morris Companies, Inc.               MO        13.98         8.61            22.3125        20,795.00
   10        426      SBC Communications Inc.                    SBC        14.05         1.98            49.0625        20,901.00
                                                                           -------                                     -----------
                          Total Investment in Securities                   100.00%                                     $148,723.00
                                                                           =======                                     ===========

                             FOOTNOTES TO PORTFOLIO

(1) Contracts to purchase the Securities were entered into on December 27, 1999. All such contracts are expected to be settled on or about the First Settlement Date of the Trust which is expected to be December 31, 1999.
(2)   Based on the cost of the Securities to the Trust.
(3) Current Dividend Yield for each security was calculated by annualizing the last quarterly or semi-annual ordinary dividend declared on the security and dividing the result by its market value as of the close of trading on December 27, 1999.
(4) Evaluation of Securities by the Trustee was made on the basis of closing sale prices at the Evaluation Time on the day prior to the Initial Date of Deposit. The Sponsors' Purchase Price is $150,068. The Sponsors' Loss on the Initial Date of Deposit is $1,345.

900479.6

                         REPORT OF INDEPENDENT AUDITORS

THE UNITHOLDERS, SPONSORS AND TRUSTEE
THE PINNACLE FAMILY OF TRUSTS,
LARGE CAP SERIES IV

     We have audited the accompanying Statement of Financial Condition of The Pinnacle Family of Trusts, Large Cap Series IV Trust, including the Portfolio, as of December 27, 1999. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation with The Chase Manhattan Bank, Trustee, of an irrevocable letter of credit deposited for the purchase of securities, as shown in the financial statement as of December 27, 1999. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of The Pinnacle Family of Trusts, Large Cap Series IV Trust, at December 27, 1999, in conformity with generally accepted accounting principles.

                                                         ERNST & YOUNG LLP

New York, New York
December 28, 1999

900479.6

                          THE PINNACLE FAMILY OF TRUSTS

LARGE CAP SERIES IV
One convenient trust comprised of three strategies that have historically "Beaten the Dow."

     Investing in the stock market has proven year after year to be a good way to beat inflation. The Dow Jones Industrial Average (DJIA)* is a leading stock market indicator that provides the data for this fact. This average is a sampling of thirty stocks that represent some of the largest and strongest companies in the world. Their long record of steady earnings, financial resources and economic power has earned them the investor confidence that has given them the nickname "blue chip" stocks.

     The Concept--The Trust's concept is a simple one: To create a portfolio which combines these three "winning" strategies. The diversification of the Top Ten stocks combined with a concentration of the higher yielding Penultimate Pick and the Focus Five stocks gives the Trust the opportunity to produce above average returns. The portfolio is held for approximately 15 months and then it is liquidated.

     The Strategy--Now you have the opportunity to invest in three strategies simultaneously that have been proven to "beat" the DJIA without having to spend the time, effort and money to buy each stock individually. The Large Cap Series IV Trust is a unit investment trust portfolio designed to take advantage of three winning strategies. Historically, these three strategies have each individually beaten the returns of the DJIA over the past twenty-five years.

     The first strategy is to pick the ten highest-yielding stocks of the thirty stocks that are contained in the DJIA. These are the Top Ten. The second strategy is to choose the five lowest priced stocks of the Top Ten. These are called the Focus Five. The last strategy is to choose the second lowest priced stock of the Focus Five. This is the Penultimate Pick. The strategies are combined to produce a portfolio of ten stocks with 20% of the Trust invested in the Top Ten, 60% in the Focus Five and 20% in the Penultimate Pick. Although stocks are purchased in equal dollar amounts, actual weightings of the strategies and stocks overlap because the Penultimate Pick is included in the Focus Five and both are included in the Top Ten.

     The chart shows the effect these strategies may have on your investment. For example, if in 1974 you had hypothetically invested $10,000 in the DJIA, your investment would be worth approximately $290,145 today. But, if you had hypothetically invested the same $10,000 applying this triple strategy, your investment would be worth approximately $1,369,882 ($655,445 net of Trust sales charges and expenses) today. These hypothetical returns do not include commissions and taxes or reflect the effect of market fluctuations if a stock in the portfolio of one of the strategies was sold at any point in time. There can be no assurance that these results will be achieved as past performance is no guarantee of future results.


------
* The DJIA is the property of Dow Jones & Company, Inc. and is not affiliated with the Sponsors and has not participated in any way in the creation of the Trust or in the portfolio and has not approved any information included herein.

900479.6

                                  Insert Chart












     The chart assumes that all dividends during the one year are reinvested at the end of that year. There can be no assurance that the Trust will outperform the DJIA over its 15-month life or over consecutive roll over periods, if available. The strategy outperformed the DJIA in 17 out of the past 25 years (13 years if trust sales charges and expenses were deducted from the hypothetical performance). Of course, that also means the strategy underperformed the DJIA in eight of those years.

      **The performance of the hypothetical Triple Strategy is net of sales charges (3.695% for the first year, and 3.195% for each subsequent year) and estimated expenses of .260%.

Triple Strategy Trust Investing

     o Time Invested vs. Investment Timing--This Trust is based on the theory that you are rolling over your units at termination. The Trust may not exceed the DJIA in any one year or consecutive roll over periods, if available. However, historically, long term cumulative returns from this philosophy beat the DJIA. It's not the timing of the purchase that counts, it's the length of time that you are invested.

     o   Contrarian Reasoning--Buy what others are selling.

     o   Dividends Count--Dividends contribute greatly to your total return.

     o Layered Strategies Work--Look at the chart and notice how the DJIA has been beaten by these strategies. It is our opinion that if one strategy works well, then three strategies may work better.

900479.6

FEATURES OF THE LARGE CAP TRUST

     Convenience--Ownership of ten blue chip stocks with the ease of a single purchase.

     Liquidity--You may sell your units on any business day at the then current net asset value. However, since market values fluctuate, your units may be worth more or less than your original investment.

     Low minimum investment--May be as low as $1,000.

     Options at termination--You may receive cash, stock-in-kind (unitholders owning 2,500 units or more) or roll your proceeds into another series of The Pinnacle Family of Trusts, if available, at a reduced sales charge. Unitholders may be subject to tax liability at Trust Termination.

     No Management Fees--This is an unmanaged portfolio and therefore no additional management fees are charged.

Risk Considerations;

     An investment in Units of the Trust should be made with an understanding of the risks associated with investments in common stocks, which include the risk that the financial condition of the issuers may become impaired or that the general condition of the stock market may worsen. In addition, because the Trust may be considered to be "concentrated" in stocks of companies deriving a substantial portion of their income from a single industry, and that the combination of the three investment strategies causes the Trust to be "concentrated" in the Penultimate Pick, investors should consider the greater risk of such concentrations and the effect on their investment versus a more diversified portfolio and compare those returns before making an investment decision.

900479.6

                          THE PINNACLE FAMILY OF TRUSTS

                               LARGE CAP SERIES IV
                             (the "Large Cap Trust")

                               PROSPECTUS--PART B

                      PART B OF THIS PROSPECTUS MAY NOT BE
                        DISTRIBUTED UNLESS ACCOMPANIED BY
                                     PART A

                                    THE TRUST

     ORGANIZATION. The Trust was created under New York State law pursuant to an Indenture and Trust Agreement ("Trust Agreement") among McLaughlin, Piven, Vogel Securities, Inc. and Reich & Tang Distributors, Inc., as Sponsors, and The Chase Manhattan Bank, as Trustee.

     On the Initial Date of Deposit, (i) the Sponsors deposited with the Trustee common stock, including contracts for the purchase of certain such securities (collectively, the "Securities") and cash or an irrevocable letter of credit issued by a major commercial bank in the amount required for such purchases, and
(ii) the Trustee, in exchange for the Securities, registered on the registration books of the Trust the Sponsors' ownership of all Units of the Trust. As used herein, the term "Securities" means the common stocks initially deposited in the Trust and described in "Portfolio" in Part A and any additional common stocks acquired and held by the Trust pursuant to the provisions of the Indenture.

     As of the Initial Date of Deposit, a "Unit" represents a fractional undivided interest or pro rata share in the Securities and cash of the Trust as is set forth in the "Summary of Essential Information." As additional Units are issued by the Trust as a result of the deposit of Additional Securities, as described below, the aggregate value of the Securities in the Trust will be increased and the fractional undivided interest in the Trust represented by each Unit will be decreased. To the extent that any Units are redeemed by the Trustee, the fractional undivided interest or pro rata share in such Trust represented by each unredeemed Unit will increase, although the actual interest in such Trust represented by such fraction will remain unchanged. Units will remain outstanding until redeemed upon tender to the Trustee by Unitholders, which may include the Sponsors, or until the termination of the Trust Agreement.

     The contracts to purchase Securities deposited initially in the Trust is expected to settle in three business days, in the ordinary manner for such Securities. Settlement of the contracts for Securities is thus expected to take place prior to the settlement of purchase of Units on the Initial Date of Deposit.

     DEPOSIT OF ADDITIONAL SECURITIES. During the 90-day period following the Initial Date of Deposit (the "Deposit Period"), the Sponsors may deposit (i) additional Securities in the Trust that are substantially similar to the Securities already deposited in the Trust ("Additional Securities"), (ii) contracts to purchase Additional Securities or (iii) cash with instructions to purchase Additional Securities, in order to create additional Units, maintaining to the extent practicable the original proportionate relationship of the number of shares of each Security in the Trust's portfolio on the Initial Date of Deposit. These additional Units, which will result in an increase in the number of Units outstanding, will each represent, to the extent practicable, an undivided interest in the same number and type of securities of identical issuers as are represented by Units issued on the Initial Date of Deposit.

     The proportionate relationship among the Securities in the Trust will be adjusted to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of a Security in the Trust but which does not affect the Trust's percentage ownership of the common stock equity of such issuer at the time of such event. It may not be possible to maintain the exact original proportionate relationship among the Securities deposited on the Initial Date of Deposit because of, among other reasons, purchase requirements, changes in prices, or unavailability of Securities. Deposits of Additional Securities in the Trust subsequent to the Deposit Period must replicate exactly the existing proportionate relationship among the number of shares of Securities in the Trust's portfolio. Substitute Securities may be acquired under specified conditions when Securities originally deposited in the Trust are unavailable (see "The Trust--Substitution of Securities").

     INVESTMENT OBJECTIVE. The Trust seeks to maximize total return through a combination of capital appreciation and current dividend income. There is no guarantee that the investment objective of the Trust will be achieved.

     Achievement of the investment objective is dependent upon several factors including any appreciation or depreciation in value of the Securities, the full range of economic and market influences affecting corporate profitability, the financial condition of issuers and the prices of equity securities in general and the Securities in particular. In addition, because of other factors (i.e., Trust sales charges and expenses, unequal weightings of stock, brokerage costs and any delays in purchasing securities with cash deposited), investors in the Trust may not realize as high a total return as the theoretical performance of the underlying stocks in the Trust. Since the Sponsors may deposit additional Securities in connection with the sale of additional Units, the yields on these Securities may change subsequent to the Initial Date of Deposit.

STRATEGY OF PORTFOLIO SELECTION. The Large Cap Trust seeks to achieve its objective by attempting to outperform the DJIA (which is not affiliated with the Sponsors) by creating a portfolio that combines the following three investment strategies each determined as of two business days prior to the Initial Date of
Deposit:

     Strategy 1:    investing in the DJIA's ten (10) common stocks having the
                    highest dividend yield (the "Top Ten "),

     Strategy 2:    investing in the DJIA's five (5) common stocks having the
                    lowest per share stock price of the Top Ten (the "Focus
                    Five") and

     Strategy 3:    investing in a single stock which is the DJIA's
                    second-lowest priced of the Focus Five (the "Penultimate
                    Pick").

     The combination of the three investment strategies is hereinafter referred to as the "Triple Strategy." The Trust's portfolio will be comprised of ten (10) stocks. Approximately 20% of the Trust's assets will be allocated to the Top Ten, approximately 60% will be allocated to the Focus Five and approximately 20% will be allocated to the Penultimate Pick. Within the Top Ten and Focus Five, stocks will be purchased in approximately equal dollar amounts. Due to the fact that all of the Focus Five are also represented in the Top Ten, and that the Penultimate Pick appears in both the Focus Five and Top Ten, overlap will result in a difference in the actual weighting of the stocks

900479.6
in the portfolio as well as the actual weighting of the three strategies relative to each other in the portfolio on the Initial Date of Deposit. As used herein, the term "highest dividend yield" means the yield for each Security calculated by annualizing the last dividend distributed on that Security and dividing the result by the market value of that Security as of two business days prior to the Initial Date of Deposit. This rate is historical, and there is no assurance that any dividends will be declared or paid in the future on the Securities in the Trust.

     Investing in DJIA stocks with the highest dividend yields may be effective in achieving the Trust's investment objective because regular dividends are common for established companies and dividends have accounted for a substantial portion of the total return on DJIA stocks as a group. There can be no assurance that the dividend rates will be maintained. Reduction or elimination of a dividend can adversely affect the stock price as well. Purchasing a portfolio of these stocks as opposed to one or two stocks can achieve a more diversified holding. There is only one investment decision instead of ten. An investment in the Trust can be cost-efficient, avoiding the odd-lot costs of buying small quantities of securities directly. An investment in a number of companies with high dividends relative to their stock prices is designed to increase the Trust's potential for higher returns. The Trust's return will consist of a combination of capital appreciation and current dividend income.

900479.6

THE SECURITIES.

     DJIA. The Dow Jones Industrial Average (DJIA) comprises 30 common stocks chosen by the editors of The Wall Street Journal as representative of the broad market and of American industry. The companies are major factors in their industries and their stocks are widely held by individuals and institutional investors. Changes in the components of the DJIA are made entirely by the editors of The Wall Street Journal without consultation with the companies, the stock exchange or any official agency. For the sake of continuity, changes are made rarely. Most substitutions have been the result of mergers, but from time to time, changes may be made to achieve a better representation. The components of the DJIA may be changed at any time for any reason. Any changes in the components of the DJIA after the date of this Prospectus will not cause a change in the identity of the common stocks included in the Trust's portfolio, including any Additional Securities deposited in the Trust.

     The first DJIA, consisting of 12 stocks, was published in The Wall Street Journal in 1896. The list grew to 20 stocks in 1916 and to 30 stocks on October 1, 1928. For two periods of 17 consecutive years each, there were no changes to the list: March 1939-July 1956 and June 1959-August 1976. The DJIA last changed on November 1, 1999.

                      Stocks Currently Comprising the DJIA

AT&T Corporation                    Intel Corporation
Allied Signal                       International Business Machines Corporation
Aluminum Company of America         International Paper Company
American Express Company            Johnson & Johnson
Boeing Company                      J.P. Morgan & Company
Caterpillar Inc.                    McDonald's Corporation
Citigroup Inc.                      Merck & Company, Inc.
Coca-Cola Company                   Microsoft Corporation
E.I. du Pont de Nemours & Company   Minnesota Mining & Manufacturing Company
Eastman Kodak Company               Philip Morris Companies, Inc.
Exxon Corporation                   Proctor & Gamble Company
General Electric Company            SBC Communications Inc.
General Motors Corporation          United Technologies Corporation
Hewlett-Packard Co.                 Wal-Mart Stores, Inc.
Home Depot Inc.                     Walt Disney Company

     The yield for each Security was calculated by annualizing the last quarterly or semi-annual ordinary dividend distributed and dividing the result by the market value of the Security as of two business days prior to the Initial Date of Deposit. This formula (an objective determination) served as the basis for the Sponsors' selection of the Top Ten. The companies represented in the Trust are some of the most well-known and highly capitalized companies in America. The Securities were selected irrespective of any research recommendation by the Sponsors. Investing in the stocks of the DJIA may be effective as well as conservative because regular dividends are common for established companies and dividends have accounted for a substantial portion of the total return on stocks comprising the DJIA.

900479.6

     Although the Trust was not available until September 1998, during the last 25 years, the strategy of investing in approximately equal values of the ten highest yielding stocks each year generally would have yielded a higher total return than an investment in all 30 stocks which make up the DJIA. The following table shows the hypothetical performance of investing approximately equal amounts in each of the Top Ten, Focus Five, Penultimate Pick and the combined Triple Strategy at the beginning of each year and rolling over the proceeds. The total returns do not reflect sales charges, except as indicated, commissions or taxes. These results represent past performance of the Top Ten, Focus Five, Penultimate Pick and Triple Strategy, and should not be considered indicative of future results of the Trust. The Trust's annual total return may not exceed the DJIA in any one year; however, historically, long term cumulative total returns from these strategies has outperformed the cumulative returns of the DJIA. The Top Ten, Focus Five, Penultimate Pick and Triple Strategy each underperformed the DJIA in certain years. Also, investors in the Trust may not realize as high a total return as on a direct investment in each of the Top Ten, Focus Five, Penultimate Pick or Triple Strategy since the Trust has sales charges and expenses and may not be fully invested at all times. Unit prices fluctuate with the value of the underlying stocks, and there is no assurance that dividends on these stocks will be paid or that the Units will appreciate in value.

     The following table compares the actual performance of the DJIA and approximately equal values of each of the Top Ten, Focus Five, Penultimate Pick or Hypothetical Triple Strategy Trust in each of the past 25 years, as of December 31 in each of these years:

                         COMPARISON OF TOTAL RETURNS(1)
                         For Calendar Years ending 12/31
              (Unless indicated, Total Returns do not include sales
                 charges, commissions, taxes or other expenses)

                                                                                         Hypothetical
                 Dow Jones                                                             Triple Strategy
    Calendar    Industrial       Top       Focus      Penultimate     Hypothetical       Trust--Net of
      Year        Average      Ten of     Five of       Pick of     Triple Strategy     Sales Charges
      Ended       (DJIA)     DJIA (2)    DJIA (2)     DJIA (2)        Trust (3)       & Expenses (3)(4)
      -----       ------     ----------  ----------   ----------      -----------     -----------------

       1974         -23.10%     -1.30%      -3.80%      -41.70%         -10.88%             -14.83%
       1975          44.40      55.90       70.10       157.20           84.68               81.23
       1976          22.70      34.80       40.80        55.10           42.46               39.01
       1977         -12.70       0.90        4.50         4.30            3.74                0.29
       1978           2.70      -0.10        1.70         1.00            1.20               -2.25
       1979          10.50      12.40        9.90       -10.10            6.40                2.95
       1980          21.50      27.20       40.50        50.60           39.86               36.41
       1981          -3.40       5.00        0.00        27.30            6.46                3.01
       1982          25.80      23.60       37.40        95.30           46.22               42.77
       1983          25.70      38.70       36.10        36.10           36.62               33.17
       1984           1.10       7.60       12.60        -2.80            8.52                5.07
       1985          32.80      29.50       37.80        26.40           33.86               30.41
       1986          26.90      32.10       27.90        29.60           29.08               25.63
       1987           6.00       6.10       11.10         3.30            8.54                5.09
       1988          16.00      22.90       18.40        19.50           19.52               16.07
       1989          31.70      26.50       10.50        12.90           14.18               10.73
       1990          -0.40      -7.60      -15.20       -17.40          -14.12              -17.57
       1991          23.90      39.30       61.90       185.60           82.12               78.67
       1992           7.40       7.90       23.10        69.10           29.26               25.81
       1993          16.80      27.30       34.30        39.10           33.86               30.41
       1994           4.90       4.10        8.60       -37.40           -1.50               -4.95
       1995          36.40      36.70       30.50        21.70           29.98               26.53
       1996          28.90      27.90       26.00        28.10           26.80               23.35

900479.6

                                                                                         Hypothetical
                 Dow Jones                                                             Triple Strategy
    Calendar    Industrial       Top       Focus      Penultimate     Hypothetical       Trust--Net of
      Year        Average      Ten of     Five of       Pick of     Triple Strategy     Sales Charges
      Ended       (DJIA)     DJIA (2)    DJIA (2)     DJIA (2)        Trust (3)       & Expenses (3)(4)
      -----       ------     ----------  ----------   ----------      -----------     -----------------

       1997        24.70      21.60       20.00          49.90          26.30               22.85
       1998        17.90      10.80       12.60          21.80          14.10               10.65


(1) Total return does not take into consideration any sales charges, commissions, expenses or taxes EXCEPT for total returns cited for the Hypothetical Triple Strategy Trust. The Total Return represents the sum of Appreciation and Actual Dividend Yield. (i) Appreciation for the Top Ten, Focus Five and Penultimate Pick is calculated by subtracting the market value of these stocks as of the first trading day on the New York Stock Exchange in a given calendar year from the market value of those stocks as of the last trading day in that calendar year, and dividing the result by the market value of the stocks as of the first trading day in that calendar year. Appreciation for the DJIA is calculated by subtracting the opening value of the DJIA as of the first trading day in each calendar year from the closing value of the DJIA as of the last trading day in that calendar year, and dividing the result by the opening value of the DJIA as of the first trading day in that calendar year. (ii) Actual Dividend Yield for the Top Ten, Focus Five and Penultimate Pick is calculated by adding the total dividends received on the stocks in the calendar year and dividing the result by the market value of the stocks as of the first trading day in that calendar year. Actual Dividend Yield for the DJIA is calculated by taking the total dividends credited to the DJIA and dividing the result by the opening value of the DJIA as of the first trading day in that calendar year.
(2) The Top Ten, Focus Five and Penultimate Pick in any given calendar year were selected by ranking the dividend yields for each of the stocks in the DJIA as of the beginning of that calendar year, based upon an annualization of the last quarterly or semi-annual regular dividend distribution (which would have been declared in the preceding calendar year) divided by that stock's market value on the first trading day on the New York Stock Exchange in that calendar year.
(3) The Total Return Performance for the Hypothetical Triple Strategy Trust is calculated by combining the Total Return, as calculated in footnote (1) above, of the three investment strategies, the Top Ten, Focus Five and Penultimate Pick, in any given calendar year based upon the same weighted average which this Trust will be employing: 20% comprised of the Top Ten, 60% of the Focus Five and 20% of the Penultimate Pick. Within these three categories, stocks will be purchased in approximately equal dollar amounts. Footnote (2) above describes the selection process of each strategy.
(4) Total Return for Hypothetical Triple Strategy Trust is net of sales charges (3.695% for the first year, 3.195% for each subsequent year) and estimated expenses of .260%. These results represent past performance and should not be considered indicative of future results of this Trust. Unit prices may fluctuate with the value of the underlying stocks, and there is no assurance that dividends on these stock will be paid or that the Units will appreciate in value. Trust performance will differ from the Hypothetical Triple Strategy Trust because (i) of commissions, (ii) the portfolio is established and liquidated at different times during the year, (iii) stocks may be purchased and sold at prices different from those used in determining unit price, (iv) the Trust may not be fully invested at all times, and (v) stocks may not be weighted equally. The Triple Strategy Trust may have been concentrated in different industries than this Trust.

900479.6

     SUBSTITUTION OF SECURITIES. In the event of a failure to deliver any Security that has been purchased for the Trust under a contract ("Failed Securities"), the Sponsors are authorized under the Trust Agreement to direct the Trustee to acquire other securities ("Substitute Securities") to make up the original corpus of the Trust.

     The Substitute Securities must be purchased within 20 days after delivery of the notice of the failed contract. Where the Sponsors purchase Substitute Securities in order to replace Failed Securities, the purchase price may not exceed the purchase price of the Failed Securities and the Substitute Securities must be substantially similar to the Securities originally contracted for and not delivered.

     Whenever a Substitute Security has been acquired for the Trust, the Trustee shall, within five days thereafter, notify all Unitholders of the Trust of the acquisition of the Substitute Security and the Trustee shall, on the next Distribution Date which is more than 30 days thereafter, make a pro rata distribution of the amount, if any, by which the cost to the Trust of the Failed Security exceeded the cost of the Substitute Security.

     In the event no substitution is made, the proceeds of the sale of Securities will be distributed to Unitholders as set forth under "Rights of Unitholders--Distributions." In addition, if the right of substitution shall not be utilized to acquire Substitute Securities in the event of a failed contract, the Sponsor will cause to be refunded the sales charge attributable to such Failed Securities to all Unitholders, and distribute the principal and dividends, if any, attributable to such Failed Securities on the next Distribution Date.

                               RISK CONSIDERATIONS

     COMMON STOCK. An investment in Units should be made with an understanding of the risks inherent in any investment in common stocks including the risk that the financial condition of the issuers of the Securities may become impaired or that the general condition of the stock market may worsen (both of which may contribute directly to a decrease in the value of the Securities and thus in the value of the Units). Additional risks include those associated with the right to receive payments from the issuer which is generally inferior to the rights of creditors of, or holders of, debt obligations or preferred stock issued by the issuer. Holders of common stocks have a right to receive dividends only when, if, and in the amounts declared by the issuer's board of directors and to participate in amounts available for distribution by the issuer only after all other claims on the issuer have been paid or provided for. By contrast, holders of preferred stocks usually have the right to receive dividends at a fixed rate when and as declared by the issuer's board of directors, normally on a cumulative basis. Dividends on cumulative preferred stock must be paid before any dividends are paid on common stock and any cumulative preferred stock dividend which has been omitted is added to future dividends payable to the holders of such cumulative preferred stock. Preferred stocks are also usually entitled to rights on liquidation which are senior to those of common stocks. For these reasons, preferred stocks generally entail less risk than common stocks.

     Moreover, common stocks do not represent an obligation of the issuer and therefore do not offer any assurance of income or provide the degree of protection of debt securities. The issuance of debt securities or even preferred stock by an issuer will create prior claims for payment of principal, interest and dividends which can adversely affect the ability and inclination of the issuer to declare or pay dividends on its common stock or the economic interest of holders of common stock with respect to assets of the issuer upon liquidation or bankruptcy. Further, unlike debt securities which typically have a stated principal amount payable at maturity (which value will be subject to market fluctuations prior thereto), common stocks have neither fixed principal amount nor a maturity and have values which are subject to market fluctuations for as long as the common stocks remain outstanding. Common

900479.6
stocks are especially susceptible to general stock market movements and to volatile increases and decreases in value as market confidence in and perceptions of the issuers change. These perceptions are based on unpredictable factors including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic or banking crises. The value of the common stocks in the Trust thus may be expected to fluctuate over the life of the Trust to values higher or lower than those prevailing on the Initial Date of Deposit.

     Unitholders will be unable to dispose of any of the Securities in the Trust, and, as such, will not be able to vote the Securities. As the holder of the Securities, the Trustee will have the right to vote all of the voting stocks in the Trust and will vote in accordance with the instructions of the Sponsors.

     MACHINERY COMPANIES. The Trust may be considered to be concentrated in the common stock of a company engaged in the machinery industry and, as a result, the value of the Units of the Trust may be susceptible to various factors affecting this industry. The diversified machinery industry includes producers of agricultural equipment, construction equipment, mining equipment, papermaking machinery, machine tools, and an assortment of diverse products of specialty machinery and equipment. Factors affecting the machinery industry, include, but are not limited to, (1) products of companies in the machinery industry which may be subject to rapid obsolescence; (2) cyclical business whose performance is highly sensitive to the economic health of the U.S. and world economies; (3) various environmental laws and regulations which can be expensive to comply with and result in significant liability if not complied with; (4) changes in legislation which could adversely affect a company; (5) competition on a global scale, which subjects companies within this industry to added risks of foregin markets, particularly risks associated with foreign economic crises and political unrest; and (6) intense competition within the industry both domestically and in foreign markets which can lead to intense bidding for contracts which, in turn, could result ina winning bid which leaves little or no profit margin. In addition, the demand for diversified machinery generally fluctuates with the performance of the diverse industries relying on the equipment these manufacturers provide. Therefore, the machinery industry is susceptible to the fluctuations and risks inherent in agriculture, housing, mining and manufacturing industries.

     PENULTIMATE PICK. The Large Cap Trust will be "concentrated" in the common stock of the Penultimate Pick. Information regarding such company is available by inspecting or copyiong certain reports, proxies and informational statements and otherr information filed by such company in accordance with the Securities Exchange Act of 1934 at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or by accessing its website at www.sec.gov. Copies can be obtained from the Public Reference Section of the Securities and Exchange Commission at the same address at prescribed rates.

     The Sponsors believe that the information summarized above for the machinery industry describes some of the more significant aspects relating to the risks associated with investing in the Trust which may have a "concentration" in this industry. The sources of such information are obtained from research reports as well as other publicly available documents. While the Sponsors have not independently verified this information, they have no reason to believe that such information is not correct in all material respects.

     FIXED PORTFOLIO. Unlike a "managed" investment company in which there may be frequent changes in the portfolio of securities based upon economic, financial and market analyses, the adverse financial condition of a company will not result in the elimination of its securities from the portfolio of the Trust. In the event a public tender offer is made for a Security or a merger or acquisition is announced affecting a Security, the Sponsor may

900479.6
instruct the Trustee to tender or sell the Security on the open market when, in its opinion, it is in the best interests of the Unitholders to do so. All the Securities in the Trust are liquidated or distributed during the Liquidation Period. Since the Trust will not sell Securities in response to ordinary market fluctuation, but only at the Trust's termination or upon the occurrence of certain events, the amount realized upon the sale of the Securities may not be the highest price attained by an individual Security during the life of the Trust. See "Administration of the Trust--Trust Supervision." Some of the Securities in the Trust may also be owned by other clients of the Sponsors and their affiliates. However, because these clients may have differing investment objectives, the Sponsors may sell certain Securities from those accounts in instances where a sale by the Trust would be impermissible, such as to maximize return by taking advantage of market fluctuations. Although the Trust is regularly reviewed and evaluated and the Sponsor may instruct the Trustee to sell Securities under certain limited circumstances, Securities will not be sold by the Trust to take advantage of market fluctuations or changes in anticipated rates of appreciation.

     ADDITIONAL SECURITIES. Investors should be aware that in connection with the creation of additional Units subsequent to the Initial Date of Deposit, the Sponsors may deposit (i) Additional Securities, (ii) contracts to purchase Additional Securities or (iii) cash with instructions to purchase Additional Securities, in each instance maintaining the original proportionate relationship, subject to adjustment under certain circumstances, of the numbers of shares of each Security in the Trust. To the extent the price of a Security increases or decreases between the time cash is deposited with instructions to purchase the Security and the time the cash is used to purchase the Security, Units may represent less or more of that Security and more or less of the other Securities in the Trust. Brokerage fees (if any) incurred in purchasing Securities with cash deposited with instructions to purchase the Securities will be an expense of the Trust. Price fluctuations between the time of deposit and the time the Securities are purchased, and payment of brokerage fees, will affect the value of every Unitholder's Units and the Income per Unit received by the Trust.

     In particular, Unitholders who purchase Units during the initial offering period will experience a dilution of their investment as a result of any brokerage fees paid by the Trust during subsequent deposits of Additional Securities purchased with cash deposited. In order to minimize these effects, the Trust will try to purchase Securities as near as possible to the Evaluation Time or at prices as close as possible to the prices used to evaluate Trust Units at the Evaluation Time. In addition, subsequent deposits to create such additional Units will not be covered by the deposit of a bank letter of credit. In the event that the Sponsors do not deliver cash in consideration for the additional Units delivered, the Trust may be unable to satisfy their contracts to purchase the Additional Securities. The failure of the Sponsors to deliver cash to the Trust, or any delays in the Trust receiving such cash, may have significant adverse consequences for the Trust.

     YEAR 2000 ISSUE. Many existing computer programs use only two digits to identify a year in the date field and were designed and developed without considering the impact of the upcoming change in the century. Therefore, the year "2000" will be incorrectly identified as the year "1900." If not corrected, many computer applications can fail or create erroneous results by or at the Year 2000, requiring substantial resources to remedy. The Sponsors and Trustee believe that the "Year 2000" problem is material to their business and operations and may have a material adverse effect on the Sponsors' and the Trustee's results of operations and, in turn, cash available for distribution by the Trustee. Although the Sponsors and the Trustee are addressing the problem with respect to their business operations, there can be no assurance that the "Year 2000" problem will be properly or timely resolved. The "Year 2000" problem may also adversely affect issuers of the Securities contained in the Trust to varying degrees based upon various factors. The Sponsors are unable to predict what effect, if any, the "Year 2000" problem will have on such issuers.

900479.6

     TERMINATION. The Trust may be terminated at any time and all outstanding Units liquidated if the net asset value of the Trust falls below 40% of the aggregate net asset value of that Trust at the completion of the initial public offering period. Investors should note that if the net asset value of the Trust should fall below the applicable minimum value, the Sponsors may then terminate the Trust, at their sole discretion, prior to the Termination Date specified in the Summary of Essential Information.

     LEGAL PROCEEDINGS AND LEGISLATION. At any time after the Initial Date of Deposit, legal proceedings may be initiated on various grounds, or legislation may be enacted, with respect to the Securities in the Trust or to matters involving the business of the issuer of the Securities. There can be no assurance that future legal proceedings or legislation, regulation or deregulation will not have a material adverse effect on the Trust or will not impair the ability of the issuers of the Securities to achieve their business goals.

     RETIREMENT PLANS. The Trust may be well suited for purchase by Individual Retirement Accounts ("IRAs"), Keogh plans, pension funds and other qualified retirement plans. Generally, capital gains and income received in each of the foregoing plans are exempt from Federal taxation. Except with respect to certain IRAs known as Roth IRAs, distributions from such plans are generally treated as ordinary income but may, in some cases, be eligible for special 5 or 10 year averaging or tax-deferred rollover treatment. Five year averaging will not apply to distributions after December 31, 1999. Ten year averaging has been preserved in very limited circumstances. Holders of Units in IRAs, Keogh plans and other tax-deferred retirement plans should consult their plan custodian as to the appropriate disposition of distributions. Investors considering participation in any such plan should review specific tax laws related thereto and should consult their attorneys or tax advisors with respect to the establishment and maintenance of any such plan. Such plans are offered by McLaughlin, Piven, Vogel Securities, Inc. Fees and charges with respect to such plans may vary.

     Before investing in the Trust, the trustee or investment manager of an employee benefit plan (e.g., a pension or profit sharing retirement plan) should consider among other things whether (i) the investment is prudent under the Employee Retirement Income Security Act of 1974 ("ERISA"), taking into account the needs of the plan and all of the facts and circumstances of the investment in the Trust; (ii) the investment satisfies the diversification requirement of
Section 404(a)(1)(C) of ERISA; and (iii) the assets of the Trust are deemed "plan assets" under ERISA's and the Department of Labor's definition of "plan assets."

900479.6

                              PUBLIC SALE OF UNITS

     PUBLIC OFFERING PRICE. The Public Offering Price of the Units for the Trust is computed by adding the applicable initial sales charge to the aggregate value of the Securities (as determined by the Trustee) and any cash held to purchase Securities, divided by the number of Units of the Trust outstanding. Valuation of Securities by the Trustee is made at the close of business on the NYSE on each business day. Securities quoted on a national exchange or NASDAQ are valued at the closing sale price. Securities not so quoted are valued in the manner described in the Indenture.

     PUBLIC DISTRIBUTION OF UNITS. Units will be distributed to the public at the Public Offering Price through the Sponsors and may also be distributed through dealers. The Sponsors intend to qualify the Units for sale in certain states.

     VOLUME AND OTHER DISCOUNTS. Units are available at a volume discount from the Public Offering Price based upon the number of Units purchased. This volume discount will result in the following reduction of the sales charge applicable to such purchases:

                                                             Approximate
                                                               Reduced
           Number of Units                                 Sales Charge
           ---------------                                 ------------
           25,000 but less than 50,000.................       3.345%
           50,000 but less than 100,000................       3.095%
           100,000 or more.............................       2.845%

     For transactions of at least 100,000 Units or more, the Sponsors may negotiate the applicable sales charge and such charge will be disclosed to any such purchaser.

     These discounts will apply to all purchases of Units by the same purchaser. Units purchased by the same purchasers in separate transactions will be aggregated for purposes of determining if such purchaser is entitled to a discount. Such purchaser must own at least the required number of Units at the time such determination is made. Units held in the name of the spouse of the purchaser or in the name of a child of the purchaser under 21 years of age are deemed for the purposes hereof to be registered in the name of the purchaser. The discount is also applicable to a trustee or other fiduciary purchasing securities for a single trust estate or single fiduciary account.

     Unitholders of prior series of The Pinnacle Family of Trusts (formerly known as McLaughlin, Piven, Vogel Family of Trusts) (the "Prior Series") may "rollover" into the Trust by exchanging units of the Prior Series for Units of the Trust at their relative net asset values plus the applicable sales charge. Unitholders maintaining an account at McLaughlin, Piven, Vogel Securities, Inc. exercising this option, may purchase such Units subject to a reduced sales charge of 3.195% for the Large Cap Trust. An exchange of units of a Prior Series for Units of the Trust will generally be a taxable event. The rollover option described herein will also be available to investors in the Prior Series who elect to purchase additional Units of the Trust (see "Administration of the Trust--Trust Termination").

     Unitholders with a brokerage account at McLaughlin, Piven, Vogel Securities, Inc. will qualify to receive one trade to buy equity securities any time following the first Settlement Date of the Trust and only be charged a $19.50 processing fee.

900479.6

     During the initial offering period, Unitholders who have redeemed units of the Trust, may purchase Units of this Trust in an amount up to the amount redeemed, within thirty days after such redemption, at no sales charge.

     Investors who purchase Units of the Trust through a Keogh Plan, pension fund or other qualified retirement plan having 25 or more members maintained at McLaughlin, Piven, Vogel Securities, Inc. will be subject to a reduced sales charge of 2.0%.

     Employees (and their immediate families) of McLaughlin, Piven, Vogel Securities, Inc. and Reich & Tang Distributors, Inc. (and their affiliates) and of the special counsel to the Sponsors, may, pursuant to employee benefit arrangements, purchase Units of the Trust without a sales charge at a price equal to the aggregate value of the underlying securities in the Trust, divided by the number of Units outstanding. Such arrangements result in less selling effort and selling expenses than sales to employee groups of other companies. Resales or transfers of Units purchased under the employee benefit arrangements may only be made through the Sponsors' secondary market, so long as it is being maintained.

     SPONSORS' PROFITS. The Sponsors will receive a combined gross underwriting commission equal to up to 3.695% of the Public Offering Price per 100 Units (equivalent to 3.837% of the net amount invested in the Securities) for the Large Cap Trust. Additionally, the Sponsors may realize a profit on the deposit of the Securities in the Trust representing the difference between the cost of the Securities to the Sponsors and the cost of the Securities to the Trust (see "Portfolio" in Part A). The Sponsors may realize profits or sustain losses with respect to Securities deposited in the Trust which were acquired from underwriting syndicates of which they were a member. All or a portion of the Securities deposited in the Trust may have been acquired through the Sponsors.

     During the initial offering period and thereafter to the extent additional Units continue to be offered by means of this Prospectus, the Underwriter may also realize profits or sustain losses as a result of fluctuations after the Initial Date of Deposit in the aggregate value of the Securities and hence in the Public Offering Price received by the Sponsors for the Units. Cash, if any, made available to the Sponsors prior to settlement date for the purchase of Units may be used in the Sponsors' business subject to the limitations of 17 CFR 240.15c3-3 under the Securities Exchange Act of 1934 and may be of benefit to the Sponsors.

     Both upon acquisition of Securities and termination of the Trust, the Trustee may utilize the services of the Sponsors for the purchase or sale of all or a portion of the Securities in the Trust. The Sponsors may receive brokerage commissions from the Trust in connection with such purchases and sales in accordance with applicable law.

     In maintaining a market for the Units (see "Liquidity-Sponsors Repurchase") the Sponsors will realize profits or sustain losses in the amount of any difference between the price at which it buys Units and the price at which it resells such Units.

                              RIGHTS OF UNITHOLDERS

     BOOK-ENTRY UNITS. Ownership of Units of the Trust will not be evidenced by certificates. All evidence of ownership of the Units will be recorded in book-entry form at The Depository Trust Company ("DTC") through an investor's McLaughlin, Piven, Vogel brokerage account. Units held through DTC will be deposited by the Sponsors with DTC in the McLaughlin, Piven, Vogel DTC account and registered in the nominee name CEDE & CO. Individual purchases of beneficial ownership interest in the Trust will be made in book-entry form through

900479.6

DTC. Ownership and transfer of Units will be evidenced and accomplished directly and indirectly only by book-entries made by DTC and its participants. DTC will record ownership and transfer of the Units among DTC participants and forward all notices and credit all payments received in respect of the Units held by the DTC participants. Beneficial owners of Units will receive written confirmation of their purchases and sale from their McLaughlin, Piven, Vogel representative. Transfer, and the requirements therefore, will be governed by the applicable procedures of DTC and the Unitholder's agreement with the DTC participant in whose name the Unitholder's Units are registered on the transfer records of DTC.

     DISTRIBUTIONS. Dividends, if any, received by the Trust are credited by the Trustee to an Income Account for the Trust. Other receipts, including the proceeds of Securities disposed of, are credited to a Principal Account for the Trust.

     Distributions to each Unitholder from the Income Account are computed as of the close of business on each Record Date for the following payment date and consist of an amount substantially equal to such Unitholder's pro rata share of the income credited to the Income Account, less expenses. Distributions from the Principal Accounts of the Trust (other than amounts representing failed contracts, as previously discussed) will be computed as of each Record Date, and will be made to the Unitholders of the Trust on or shortly after the Distribution Date. Proceeds representing principal received from the disposition of any of the Securities between a Record Date and a Distribution Date which are not used for redemptions of Units will be held in the Principal Account and not distributed until the next Distribution Date. Persons who purchase Units between a Record Date and a Distribution Date will receive their first distribution on the Distribution Date following the next Record Date.

     As of each Record Date, the Trustee will deduct from the Income Account of the Trust, and, to the extent funds are not sufficient therein, from the Principal Account of the Trust, amounts necessary to pay the expenses of the Trust (as determined on the basis set forth under "Trust Expenses and Charges"). The Trustee also may withdraw from said accounts such amounts, if any, as it deems necessary to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust. Amounts so withdrawn shall not be considered a part of such Trust's assets until such time as the Trustee shall return all or any part of such amounts to the appropriate accounts. In addition, the Trustee may withdraw from the Income and Principal Accounts such amounts as may be necessary to cover redemptions of Units by the Trustee.

     The dividend distribution per 100 Units, if any, cannot be anticipated and may be paid as Securities are redeemed, exchanged or sold, or as expenses of the Trust fluctuate. No distribution need be made from the Income Account or the Principal Account unless the balance therein is an amount sufficient to distribute $1.00 per 100 Units.

     RECORDS. The Trustee keeps records of the transactions of the Trust at its corporate trust office including names, addresses and holdings of all Unitholders of record, a current list of the Securities and a copy of the Indenture. Such records are available to Unitholders for inspection at reasonable times during business hours.

     REPORTS TO HOLDERS. The Trustee will furnish Unitholders with each distribution a statement of the amount of income and the amount of other receipts, if any, which are being distributed, expressed in each case as a dollar amount per 100 Units. Within a reasonable time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a Unitholder of record, a statement showing:

          (i) as to the Income Account: dividends, interest and other cash amounts received, amounts paid for

900479.6
     purchases of Substitute Securities and redemptions of Units, if any, deductions for applicable taxes and fees and expenses of the Trust, and the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount representing the pro rata share of each 100 Units outstanding on the last business day of such calendar year;

          (ii) as to the Principal Account: the dates of disposition of any Securities and the net proceeds received therefrom, deductions for payments of applicable taxes and fees and expenses of the Trust, amounts paid for purchases of Substitute Securities and redemptions of Units, if any, and the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount representing the pro rata share of each 100 Units outstanding on the last business day of such calendar year;

          (iii) a list of the Securities held, a list of Securities purchased, sold or otherwise disposed of during the calendar year and the number of Units outstanding on the last business day of such calendar year;

          (iv) the Redemption Price per 100 Units based upon the last computation thereof made during such calendar year; and

          (v) amounts actually distributed to Unitholders during such calendar year from the Income and Principal Accounts, separately stated, of the Trust, expressed both as total dollar amounts and as dollar amounts representing the pro rata share of each 100 Units outstanding on the last business day of such calendar year.

     Unitholders will be furnished with evaluations of Securities upon request to the Trustee in order to comply with Federal and state tax reporting requirements.

                                    LIQUIDITY

     SPONSORS REPURCHASE. Unitholders who wish to dispose of their Units should inquire of the Sponsors as to current market prices prior to making a tender for redemption. The aggregate value of the Securities will be determined by the Trustee on a daily basis and computed on the basis set forth under "Trustee Redemption." The Sponsors do not guarantee the enforceability, marketability or price of any Securities in the Portfolio or of the Units. The Sponsors may discontinue the repurchase of Units if the supply of Units exceeds demand, or for other business reasons. The date of repurchase is deemed to be the date on which redemption requests are received in proper form, by McLaughlin, Piven, Vogel Securities, Inc., 30 Wall Street, New York, New York 10005 or Reich & Tang Distributors Inc., 600 Fifth Avenue, New York, New York 10020. Redemption requests received after 4 P.M., New York Time, will be deemed to have been repurchased on the next business day. In the event a market is not maintained for the Units, a Unitholder may be able to dispose of Units only by tendering them to the Trustee for redemption.

     Units purchased by the Sponsors in the secondary market may be reoffered for sale by the Sponsors at a price based on (i) the aggregate value of the Securities in a Trust plus (ii) 3.695% sales charge (or 3.837% of the net amount invested) for the Trust plus (iii) a pro rata portion of amounts, if any, in the Income and Principal Accounts. Any Units that are purchased by the Sponsors in the secondary market also may be redeemed by the Sponsors if they determine such redemption to be in their best interest.

     The Sponsors may, under certain circumstances, as a service to Unitholders, elect to purchase any Units tendered to the Trustee for redemption (see "Liquidity--Trustee Redemption"). Factors that the Sponsors will

900479.6
consider in making a determination will include the number of Units of the Trust which they have in inventory, their estimate of the stability and the time required to sell such Units and general market conditions. For example, if in order to meet redemptions of Units the Trustee must dispose of Securities, and if such disposition cannot be made by the redemption date (three calendar days after tender), the Sponsors may elect to purchase such Units. Such purchase shall be made by payment to the Unitholder not later than the close of business on the redemption date of an amount equal to the Redemption Price on the date of tender.

     TRUSTEE REDEMPTION. At any time prior to the Evaluation Time on the business day preceding the commencement of the Liquidation Period (approximately fifteen months from the Date of Deposit), Units may also be tendered to the Trustee for redemption upon payment of any relevant tax by contacting the Sponsors holding such Units in street name. In certain instances, additional documents may be required, such as trust instrument, certificate of corporate authority, certificate of death or appointment as executor, administrator or guardian. At the present time there are no specific taxes related to the redemption of Units. No redemption fee will be charged by the Sponsors or the Trustee. Units redeemed by the Trustee will be canceled.

     Within three business days following a tender for redemption, the Unitholder will be entitled to receive an amount for each Unit tendered equal to the Redemption Price per Unit computed as of the Evaluation Time set forth under "Summary of Essential Information" in Part A on the date of tender. The "date of tender" is deemed to be the date on which Units are received by the Trustee. For Units received after the close of trading on the NASDAQ or NYSE (4:00 p.m. Eastern Time), the date of tender is the next day on which such Exchange is open for trading, and such Units will be deemed to have been tendered to the Trustee on such day for redemption at the Redemption Price computed on that day.

     A Unitholder will receive his redemption proceeds in cash and amounts paid on redemption shall be withdrawn from the Income Accounts, or, if the balance therein is insufficient, from the Principal Accounts. All other amounts paid on redemption shall be withdrawn from the Principal Account. The Trustee is empowered to sell Securities in order to make funds available for redemptions. Such sales, if required, can result in a sale of Securities by the Trustee at a loss. To the extent Securities are sold, the size and diversity of the Trust will be reduced. The Securities to be sold will be selected by the Trustee in order to maintain, to the extent practicable, the proportionate relationship among the number of shares of each Security. Provision is made in the Indenture under which the Sponsors may, but need not, specify minimum amounts in which blocks of Securities are to be sold in order to obtain the best price for the Trust. While these minimum amounts may vary from time to time in accordance with market conditions, the Sponsors believe that the minimum amounts specified will be approximately 100 shares for readily marketable Securities.

     The Redemption Price per Unit is the pro rata share of the Unit in the Trust determined by the Trustee on the basis of (i) the cash on hand in the particular Trust or moneys in the process of being collected, (ii) the value of the Securities in the Trust as determined by the Trustee, less (a) amounts representing taxes or other governmental charges payable out of the Trust, (b) the accrued expenses of the Trust and (c) cash allocated for the distribution to Unitholders of record as of the business day prior to the evaluation being made. As of the close of the initial public offering period the Redemption Price per 100 Units will be reduced to reflect the payment of the per 100 Unit organization costs to the Sponsors. The Trustee may determine the value of the Securities in the Trust in the following manner: because the Securities are listed on national securities exchanges, this evaluation is based on the closing sale prices on those exchanges. Unless the Trustee deems these prices inappropriate as a basis for evaluation or if there is no such closing purchase price, then the Trustee may utilize, at the Trust's expense, an independent evaluation service or services to ascertain the values of the Securities. The independent evaluation service shall use

900479.6
any of the following methods, or a combination thereof, which it deems appropriate: (i) on the basis of current bid prices for comparable securities,
(ii) by appraising the value of the Securities on the bid side of the market or
(iii) by any combination of the above.

     Any Unitholder tendering 2,500 Units or more of the Trust for redemption may request, by written notice submitted at the time of tender from the Trustee in lieu of a cash redemption, a distribution of shares of Securities and cash in an amount and value equal to the Redemption Price Per Unit as determined as of the evaluation next following tender. To the extent possible, in kind distributions ("In Kind Distributions") shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unitholder's broker-dealer at DTC. An In Kind Distribution will be reduced by customary transfer and registration charges. The tendering Unitholder will receive his pro rata number of whole shares of each of the Securities comprising the Trust portfolio and cash from the Principal Accounts equal to the balance of the Redemption Price to which the tendering Unitholder is entitled. If funds in the Principal Account are insufficient to cover the required cash distribution to the tendering Unitholder, the Trustee may sell Securities in the manner described above.

     The Trustee is irrevocably authorized in its discretion, if the Sponsors do not elect to purchase a Unit tendered for redemption or if the Sponsors tender a Unit for redemption, in lieu of redeeming such Unit, to sell such Unit in the over-the-counter market for the account of the tendering Unitholder at prices which will return to the Unitholder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Price for such Unit. The Trustee will pay the net proceeds of any such sale to the Unitholder on the day he would otherwise be entitled to receive payment of the Redemption Price.

     The Trustee reserves the right to suspend the right of redemption and to postpone the date of payment of the Redemption Price per Unit for any period during which the NASDAQ, NYSE, or AMEX is closed, other than customary weekend and holiday closings, or when trading on that Exchange is restricted or during which (as determined by the Securities and Exchange Commission) an emergency exists as a result of which disposal or evaluation of the Securities is not reasonably practicable, or for such other periods as the Securities and Exchange Commission may by order permit. The Trustee and the Sponsors are not liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

     AUTOMATIC REDEMPTION. In the event a transfer of Units from a Unitholder's McLaughlin, Piven, Vogel brokerage account results in the automatic redemption of those Units, Unitholders will receive an amount equal to the Redemption Price per Unit computed as of the Evaluation Time set forth under "Summary of Essential Information" in Part A on the date of transfer. Automatic redemption proceeds will be paid within three business days following the tender of a notification of transfer.

                           ADMINISTRATION OF THE TRUST

     TRUST SUPERVISION. The Trust is a unit investment trust and is not a managed fund. Traditional methods of investment management for a managed fund typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. The Portfolio of the Trust, however, will not be managed and therefore the adverse financial condition of an issuer will not necessarily require the sale of its Securities from the portfolio. Although the portfolio is regularly reviewed, because of the formula employed in selecting the Securities, it is unlikely the Trust will sell any of the Securities other than to satisfy redemptions of Units, or to cease buying Additional Securities in connection with the issuance of additional Units. However, the Trust Agreement provides that the Sponsors may direct the disposition of Securities upon the occurrence of certain

900479.6


events including: (i) default in payment of amounts due on any of the Securities; (ii) institution of certain legal proceedings; (iii) default under certain documents materially and adversely affecting future declaration or payment of amounts due or expected; (iv) determination of the Sponsors that the tax treatment of the Trust as a grantor trust would otherwise be jeopardized; or
(v) decline in price as a direct result of serious adverse credit factors affecting the issuer of a Security which, in the opinion of the Sponsors, will make the retention of the Security detrimental to the Trust or the Unitholders. Furthermore, the Trust will likely continue to hold a Security and purchase additional shares notwithstanding its ceasing to be included among the Top Ten, Focus Five and Penultimate Pick, or even its deletion from the DJIA.

     In addition, the Trust Agreement provides as follows:

               1. If a default in the payment of amounts due on any Security occurs pursuant to provision (i) above and if the Sponsors fail to give immediate instructions to sell or hold that Security, the Trustee, within 30 days of that failure by the Sponsors, shall sell the Security.

               2. It is the responsibility of the Sponsors to instruct the Trustee to reject any offer made by an issuer of any of the Securities to issue new securities in exchange and substitution for any Security pursuant to a recapitalization or reorganization, if any exchange or substitution is effected notwithstanding such rejection, any securities or other property received shall be promptly sold unless the Sponsors direct that it be retained.

               3. Any property received by the Trustee after the Initial Date of Deposit as a distribution on any of the Securities in a form other than cash or additional shares of the Securities, which shall be retained, shall be promptly sold unless the Sponsors direct that it be retained by the Trustee. The proceeds of any disposition shall be credited to the Income or Principal Accounts of the Trust.

               4. The Sponsors are authorized to increase the size and number of Units of the Trust by the deposit of Additional Securities, contracts to purchase Additional Securities or cash or a letter of credit with instructions to purchase Additional Securities in exchange for the corresponding number of additional Units from time to time subsequent to the Initial Date of Deposit, provided that the original proportionate relationship among the number of shares of each Security in a Trust established on the Initial Date of Deposit is maintained to the extent practicable. The Sponsors may specify the minimum numbers in which Additional Securities will be deposited or purchased. If a deposit is not sufficient to acquire minimum amounts of each Security, Additional Securities may be acquired in the order of the Security most under-represented immediately before the deposit when compared to the original proportionate relationship. If Securities of an issue originally deposited are unavailable at the time of the subsequent deposit, the Sponsors may (i) deposit cash or a letter of credit with instructions to purchase the Security when it becomes available, or
          (ii) deposit (or instruct the Trustee to purchase) either Securities of one or more other issues originally deposited or a Substitute Security.

     TRUST AGREEMENT AND AMENDMENT. The Trust Agreement may be amended by the Trustee and the Sponsors without the consent of any of the Unitholders to: (i) cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent; (ii) change any provision thereof as may be required by the Securities and Exchange Commission or any successor governmental agency; or (iii) make such other provisions in regard to matters arising thereunder as shall not adversely affect the interests of the Unitholders.

     The Trust Agreement may also be amended in any respect, or performance of any of the provisions thereof may be waived, with the consent of investors holding 66 2/3% of the Units then outstanding for the purpose of

900479.6
modifying the rights of Unitholders; provided that no such amendment or waiver shall reduce any Unitholder's interest in the Trust without his consent or reduce the percentage of Units required to consent to any such amendment or waiver without the consent of the holders of all Units. The Trust Agreement may not be amended, without the consent of the holders of all Units in the Trust then outstanding, to increase the number of Units issuable or to permit the acquisition of any Securities in addition to or in substitution for those initially deposited in such Trust, except in accordance with the provisions of the Trust Agreement. The Trustee shall promptly notify Unitholders, in writing, of the substance of any such amendment.

     TRUST TERMINATION. The Trust Agreement provides that the Trust shall terminate as of the Evaluation Time on the business day preceding the commencement of the Liquidation Period or upon the maturity, redemption or other disposition, as the case may be, of the last of the Securities held in such Trust but in no event is it to continue beyond the Mandatory Termination Date. If the value of the Trust shall be less than the minimum amount set forth under "Summary of Essential Information" in Part A, the Trustee may, in its discretion, and shall, when so directed by the Sponsors, terminate such Trust. The Trust may also be terminated at any time with the consent of the investors holding 100% of the Units then outstanding. The Trustee may utilize the services of the Sponsors for the sale of all or a portion of the Securities in the Trust, and in so doing, the Sponsors will determine the manner, timing and execution of the sales of the underlying Securities. Any brokerage commissions received by the Sponsors from the Trust in connection with such sales will be in accordance with applicable law. In the event of termination, written notice thereof will be sent by the Trustee to all Unitholders. Such notice will provide Unitholders with the following three options by which to receive their pro rata share of the net asset value of the Trust and requires their election of one of the three options by notifying the Trustee by returning a properly completed election request:

               1. a Unitholder who owns at least 2,500 units and whose interest in the Trust will entitle it to receive at least one share of each underlying Security will have its Units redeemed on or about the commencement of the Liquidation Period. This will be accomplished by distribution of the Unitholder's pro rata share of the net asset value of the Trust on such date distributed in kind to the extent represented by whole shares of underlying Securities and the balance in cash within three business days next following the commencement of the Liquidation Period. Unitholders subsequently selling such distributed Securities will incur brokerage costs when disposing of such Securities. Unitholders should consult their own tax adviser in this regard;

               2. to receive in cash such Unitholder's pro rata share of the net asset value of the Trust derived from the sale by the Sponsors as the agents of the Trustee of the underlying Securities during the Liquidation Period. The Unitholder's pro rata share of its net assets of the Trust will be distributed to such Unitholder within three days of the settlement of the trade of the last Security to be sold; and/or

               3. to invest such Unitholder's pro rata share of the net assets of the Trust derived from the sale by the Sponsors as agents of the Trustee of the underlying Securities in units of a subsequent series of McLaughlin, Piven, Vogel Family of Trusts (the "New Series") provided one is offered. It is expected that a special redemption and liquidation will be made of all Units of the Trust held by a Unitholder (a "Rollover Unitholder") who affirmatively notifies the Trustee on or prior to the Rollover Notification Date set forth in the "Summary of Essential Information" for the Trust in Part A. The Units of a New Series will be purchased by the Unitholder within three business days of the settlement of the trade for the last Security to be sold. Such purchaser will be entitled to a reduced sales charge upon the purchase of units of the New Series. It is expected that the terms of the New Series will be substantially the same as the terms of the Trust described in this Prospectus, and that similar options with respect to the termination of such New Series will be available. The

900479.6


          availability of this option does not constitute a solicitation of an offer to purchase Units of a New Series or any other security. A Unitholder's election to participate in this option will be treated as an indication of interest only. At any time prior to the purchase by the Unitholder of units of a New Series such Unitholder may change his investment strategy and receive, in cash, the proceeds of the sale of the Securities. An election of this option will not prevent the Unitholder from recognizing taxable gain or loss (except in the case of a loss, if and to the extent that Securities contained in the New Series are treated as substantially identical to Securities held by the Trust) as a result of the liquidation, even though no cash will be distributed to pay any taxes. Unitholders should consult their own tax advisers in this regard.

     Unitholders who do not make any election will be deemed to have elected to receive the termination distribution in cash (option number 2).

     The Sponsors have agreed that, to the extent they effect the sales of underlying Securities for the Trustee, in the case of the second and third options during the Liquidation Period such sales will be free of brokerage commissions. The Sponsors, on behalf of the Trustee, will sell the Securities by the last business day of the Liquidation Period unless prevented by unusual and unforeseen circumstances, such as, among other reasons, a suspension in trading of a Security, the close of a stock exchange, outbreak of hostilities and collapse of the economy. The Redemption Price Per 100 Units upon the settlement of the last sale of Securities during the Liquidation Period will be distributed to Unitholders in redemption of such Unitholders' interest in the Trust.

     Depending on the amount of proceeds to be invested in Units of the New Series and the amount of other orders for Units in the New Series, the Sponsors may purchase a large amount of securities for the New Series in a short period of time. The Sponsors' buying of securities may tend to raise the market prices of these securities. The actual market impact of the Sponsors' purchases, however, is currently unpredictable because the actual amount of securities to be purchased and the supply and price of those securities is unknown. A similar problem may occur in connection with the sale of Securities during the Liquidation Period; depending on the number of sales required, the prices of and demand for Securities, such sales may tend to depress the market prices and thus reduce the proceeds of such sales. The Sponsors believe that the sale of underlying Securities over the Liquidation Period described above is in the best interest of a Unitholder and may mitigate the negative market price consequences stemming from the trading of large amounts of Securities. The Securities may be sold in fewer than seven days if, in the Sponsor's judgment, such sales are in the best interest of Unitholders. The Sponsors, in implementing such sales of securities on behalf of the Trustee, will seek to maximize the sales proceeds and will act in the best interests of the Unitholders. There can be no assurance, however, that any adverse price consequences of heavy trading will be mitigated.

     Section 17(a) of the Investment Company Act of 1940 generally prohibits principal transactions between registered investment companies and their affiliates. Pursuant to an exemptive order issued by the SEC, each terminating Pinnacle Family of Trusts can sell Duplicated Securities directly to a New Series. The exemption will enable the Trust to eliminate commission costs on these transactions. The price for those securities transferred will be the closing sale price on the sale date on the national securities exchange where the securities are principally traded, as certified and confirmed by the Trustee.

     The Sponsors may for any reason, in their sole discretion, decide not to sponsor any subsequent series of the Trust, without penalty or incurring liability to any Unitholder. If the Sponsors so decide, the Sponsors will notify the Trustee of that decision, and the Trustee will notify the Unitholders. All Unitholders will then elect either option 1, if eligible, or option 2.

900479.6

     By electing to rollover into the New Series, the Unitholder indicates his interest in having his terminating distribution from the Trust invested only in the New Series created following termination of the Trust; the Sponsors expect, however, that a similar rollover program will be offered with respect to all subsequent series of the Trust, thus giving Unitholders an opportunity to elect to rollover their terminating distributions into a New Series. The availability of the rollover privilege does not constitute a solicitation of offers to purchase units of a New Series or any other security. A Unitholder's election to participate in the rollover program will be treated as an indication of interest only. The Sponsors intend to coordinate the date of deposit of a future series so that the terminating trusts will terminate contemporaneously with the creation of a New Series. The Sponsors reserve the right to modify, suspend or terminate the rollover privilege at any time.

     In the event the Sponsors determine that a redemption in kind and subsequent investment in a New Series by a Unitholder may be accomplished in a manner that will not result in the recognition of gain or loss for Federal income tax purposes with respect to any Securities included in the portfolio of the New Series, Unitholders will be notified at least 30 days prior to the Rollover Notification Date of the procedures and process necessary to facilitate such tax treatment.

     THE SPONSORS. McLaughlin, Piven, Vogel Securities, Inc. ("MPV") is a New York corporation engaged in the underwriting and securities brokerage business, and in the investment advisory business. It is a member of the National Association of Securities Dealers, Inc. MPV maintains its principal business offices at 30 Wall Street, New York, New York 10005. The majority shareholder of MPV is James J. McLaughlin. Mr. McLaughlin may be deemed to be a controlling person of MPV.

     Reich & Tang Distributors, Inc., a Delaware corporation, is engaged in the brokerage business and is a member of the National Association of Securities Dealers, Inc. Reich & Tang is also a registered investment advisor. Reich & Tang maintains its principal business offices at 600 Fifth Avenue, New York, New York 10020. The sole shareholder of Reich & Tang, Reich & Tang Asset Management, Inc. ("RTAM Inc.") is wholly owned by NEIC Holdings, Inc. which, effective December 29, 1997, was wholly owned by NEIC Operating Partnership, L.P. ("NEICOP"). Subsequently, on March 31, 1998, NEICOP changed its name to Nvest Companies, L.P. ("Nvest"). The general partners of Nvest are Nvest Corporation and Nvest L.P. As of March 31, 1998, Metropolitan Life Insurance Company ("MetLife") owned approximately 47% of the partnership interests of Nvest. Nvest, with a principal place of business at 399 Boylston Street, Boston, MA 02116, is a holding company of firms engaged in the securities and investment advisory business. These affiliates in the aggregate are investment advisors or managers to over 80 registered investment companies. Reich & Tang is Sponsor (and Co-Sponsor, as the case may be) for numerous series of unit investment trusts, including New York Municipal Trust, Series 1 (and Subsequent Series), Municipal Securities Trust, Series 1 (and Subsequent Series), 1st Discount Series (and Subsequent Series), Multi-State Series 1 (and Subsequent Series), Mortgage Securities Trust, Series 1 (and Subsequent Series), Insured Municipal Securities Trust, Series 1 (and Subsequent Series), 5th Discount Series (and Subsequent Series), Equity Securities Trust, Series 1, Signature Series, Gabelli Communications Income Trust (and Subsequent Series) and Schwab Trusts.

     On October 12, 1999, Reich & Tang announced that it had reached an agreement to transfer its unit investment trust business to ING Mutual Funds Management Co. LLC ("ING"). The transaction is expected to close within 30 days of the date of this Prospectus. Upon closing of the transaction, substantially all of the unit trust personnel of Reich & Tang will become employees of ING and ING will assume the ongoing business operations of Reich & Tang's unit investment trust business. Upon closing, Reich & Tang will resign as sponsor of the Trust and ING

900479.6
expects to be appointed by the Trustee as the successor sponsor assuming all the sponsor's obligations and duties under the Indenture. ING is a wholly owned indirect subsidiary of ING Group. ING Group, among the leading global financial services organizations, is engaged in asset management, banking and insurance activities in 60 countries worldwide with over 82,000 employees.

     MetLife is a mutual life insurance company with assets of $330.6 billion at December 31, 1997. MetLife provides a wide range of insurance and investment products and services to individuals and groups and is the leader among United States life insurance companies in terms of total life insurance in force, which totaled $1.7 trillion on December 31, 1997 for MetLife and its insurance affiliates.

     The information included herein is only for the purpose of informing investors as to the financial responsibility of the Sponsors and their ability to carry out its contractual obligations. The Sponsors will be under no liability to Unitholders for taking any action, or refraining from taking any action, in good faith pursuant to the Trust Agreement, or for errors in judgment except in cases of its own willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

     The Sponsors may each resign at any time by delivering to the Trustee an instrument of resignation executed by the Sponsors. If at any time either of the Sponsors shall resign or fail to perform any of their duties under the Trust Agreement or become incapable of acting or become bankrupt or their affairs are taken over by public authorities, then the Trustee may either (i) appoint a successor sponsor; (ii) terminate the Trust Agreement and liquidate the Trust; or (iii) continue to act as Trustee without terminating the Trust Agreement. Any successor sponsor appointed by the Trustee shall be satisfactory to the Trustee and, at the time of appointment, shall have a net worth of at least $1,000,000.

     THE TRUSTEE. The Trustee is The Chase Manhattan Bank, with its principal executive office located at 270 Park Avenue, New York, New York 10017 (800) 428-8890 and its unit investment trust office at Four New York Plaza, New York, New York 10004. The Trustee is subject to supervision by the Superintendent of Banks of the State of New York, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

     The Trustee shall not be liable or responsible in any way for taking any action, or for refraining from taking any action, in good faith pursuant to the Trust Agreement, or for errors in judgment; or for any disposition of any moneys, Securities or Units in accordance with the Trust Agreement, except in cases of its own willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties; provided, however, that the Trustee shall not in any event be liable or responsible for any evaluation made by any independent evaluation service employed by it. In addition, the Trustee shall not be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or the Trusts which it may be required to pay under current or future law of the United States or any other taxing authority having jurisdiction. The Trustee shall not be liable for depreciation or loss incurred by reason of the sale by the Trustee of any of the Securities pursuant to the Trust Agreement. The Trustee has not participated in the selection of the Trust's Securities.

     For further information relating to the responsibilities of the Trustee under the Trust Agreement, reference is made to the material set forth under "Rights of Unitholders."

     The Trustee may resign by executing an instrument in writing and filing the same with the Sponsors, and mailing a copy of a notice of resignation to all Unitholders. In such an event the Sponsors are obligated to appoint a successor Trustee as soon as possible. In addition, if the Trustee becomes incapable of acting or becomes bankrupt

900479.6
or its affairs are taken over by public authorities, the Sponsors may remove the Trustee and appoint a successor as provided in the Trust Agreement. Notice of such removal and appointment shall be mailed to each Unitholder by the Sponsors. If upon resignation of the Trustee no successor has been appointed and has accepted the appointment within thirty days after notification, the retiring Trustee may apply to a court of competent jurisdiction for the appointment of a successor. The resignation or removal of the Trustee becomes effective only when the successor Trustee accepts its appointment as such or when a court of competent jurisdiction appoints a successor Trustee. Upon execution of a written acceptance of such appointment by such successor Trustee, all the rights, powers, duties and obligations of the original Trustee shall vest in the successor.

     Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, shall be the successor Trustee. The Trustee must always be a banking corporation organized under the laws of the United States or any State and have at all times an aggregate capital, surplus and undivided profits of not less than $2,500,000.

                           TRUST EXPENSES AND CHARGES

     Investors will reimburse the Sponsors for all or a portion of the estimated costs incurred in organizing and offering the Trust (collectively, the "organization costs")--including the cost of the initial preparation and execution of the Trust Agreement, registration of the Trust and the Units under the Investment Company Act of 1940 and the Securities Act of 1933 and state registration fees, the initial fees and expenses of the Trustee, legal expenses and other actual out-of-pocket costs. The estimated organization costs will be paid from the assets of the Trust as of the close of the initial public offering period (which may be between 30 and 90 days). To the extent that actual organization costs are less than the estimated amount, only the actual organization costs will be deducted from the assets of the Trust. To the extent that actual organization costs are greater than the estimated amount, only the estimated organization costs included in the Public Offering Price will be reimbursed to the Sponsors. All advertising and selling expenses, as well as any organizational costs not paid by the Trust, will be borne by the Sponsors at no cost to the Trust.

     The Sponsors will receive, for portfolio supervisory services to the Trust, an Annual Fee in the amount set forth under "Summary of Essential Information" in Part A. The Sponsors' fee may exceed the actual cost of providing portfolio supervisory services for the Trust, but at no time will the total amount received for portfolio supervisory services rendered to all series of the Pinnacle Family of Trusts in any calendar year exceed the aggregate cost to the Sponsors of supplying such services in such year. (See "Administration of the Trust--Trust Supervision.")

     The Trustee will receive, for its ordinary recurring services to the Trust, an annual fee in the amount set forth under "Summary of Essential Information" in Part A. For a discussion of the services performed by the Trustee pursuant to its obligations under the Trust Agreement, see "Administration of the Trust" and "Rights of Unitholders."

     The Trustee's fees applicable to the Trust are payable as of each Record Date from the Income Accounts of the Trust to the extent funds are available and then from the Principal Accounts. Both the Sponsors' and the Trustee's fees may be increased without approval of the Unitholders by amounts not exceeding proportionate increases in consumer prices for services as measured by the United States Department of Labor's Consumer Price Index entitled "All Services Less Rent."

900479.6

     The following additional charges are or may be incurred by the Trust: (i) all expenses (including counsel fees) of the Trustee incurred and advances made in connection with its activities under the Trust Agreements, including the expenses and costs of any action undertaken by the Trustee to protect the Trust and the rights and interests of the Unitholders; (ii) fees of the Trustee for any extraordinary services performed under the Trust Agreement; indemnification of the Trustee for any loss or liability accruing to it without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with its acceptance or administration of the Trust; (iii) indemnification of the Sponsors for any losses, liabilities and expenses incurred in acting as sponsors of the Trust without gross negligence, bad faith or willful misconduct on its part; and (iv) all taxes and other governmental charges imposed upon the Securities or any part of the Trust (no such taxes or charges are being levied, made or, to the knowledge of the Sponsors, contemplated). The above expenses, including the Trustee's fees, when paid by or owing to the Trustee are secured by a first lien on the Trust to which such expenses are charged. In addition, the Trustee is empowered to sell the Securities in order to make funds available to pay all expenses.

     Unless the Sponsors otherwise direct, the accounts of the Trust shall be audited not less than annually by independent public accountants selected by the Sponsors. The expenses of the audit shall be an expense of the Trust. So long as the Sponsors maintain a secondary market, the Sponsors will bear any audit expense which exceeds $.50 cents per 100 Units. Unitholders covered by the audit during the year may receive a copy of the audited financial statements upon request.

900479.6

                                REINVESTMENT PLAN

     Income and principal distributions of Units (other than the final distribution in connection with the termination of the Trusts) may be reinvested by participating in the Trust's Reinvestment Plan. Under the plan, the Units acquired for participants will be either Units already held in inventory by the Sponsors or new Units created by the Sponsors' deposit of Additional Securities as described in "The Trust--Deposit of Additional Securities" in this Part B. Units acquired by reinvestment will be subject to a reduced sales charge of 1.00%. Unitholders who participate in the Reinvestment Plan will nevertheless be subject to tax on their distributions in the manner described under "Tax Status." Investors should inform their broker when purchasing their Units if they wish to participate in the Reinvestment Plan. Thereafter, Unitholders should contact their broker if they wish to modify or terminate their election to participate in the Reinvestment Plan. In order to enable a Unitholder to participate in the Reinvestment Plan, with respect to a particular distribution on their Units, such notice must be made at least three business days prior to the Record Date for such distribution. Each subsequent distribution of income or principal on the participant's Units will be automatically applied by the Trustee to purchase additional Units of the Trust. The Sponsors reserve the right to demand, modify or terminate the Reinvestment Plan at any time without prior notice. The Reinvestment Plan for the Trust may not be available in all states.

                                   TAX STATUS

     This is a general discussion of certain of the Federal income tax consequences of the purchase, ownership and disposition of the Units. The summary is limited to investors who hold the Units as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code. Unitholders should consult their tax advisers in determining the Federal, state, local and any other tax consequences of the purchase, ownership and disposition of Units.

     In rendering the opinion set forth below, Battle Fowler LLP has examined the Agreement, the final form of Prospectus dated the date hereof and the documents referred to therein, among others, and has relied on the validity of said documents and the accuracy and completeness of the facts set forth therein. In the Opinion of Battle Fowler LLP, special counsel for the Sponsors, under existing law:

               1. The Trust will be classified as a grantor trust for Federal income tax purposes and not as a partnership or association taxable as a corporation. Classification of the Trust as a grantor trust will cause the Trust not to be subject to Federal income tax, and will cause the Unitholders of the Trust to be treated for Federal income tax purposes as the owners of a pro rata portion of the assets of the Trust. All income received by the Trust will be treated as income of the Unitholders in the manner set forth below.

               2. The Trust is not subject to the New York Franchise Tax on Business Corporations or the New York City General Corporation Tax. For a Unitholder who is a New York resident, however, a pro rata portion of all or part of the income of the Trust will be treated as income of the Unitholder under the income tax laws of the State and City of New York. Similar treatment may apply in other states.

               3. During the 90-day period subsequent to the initial issuance date, the Sponsors reserve the right to deposit Additional Securities that are substantially similar to those deposited in initially establishing the Trust. This retained right falls within the guidelines promulgated by the IRS and should not affect the taxable status of the Trust.

900479.6

     A taxable event will generally occur with respect to each Unitholder when the Trust disposes of a Security (whether by sale, exchange or redemption) or upon the sale, exchange or redemption of Units by the Unitholder. The price a Unitholder pays for its Units, including sales charges, is allocated among its pro rata portion of each Security held by the Trust (in proportion to the fair market values thereof on the date the Unitholder purchases its Units) in order to determine its initial cost for its pro rata portion of each Security held by the Trust.

     For Federal income tax purposes, a Unitholder's pro rata portion of dividends paid with respect to a Security held by the Trust is taxable as ordinary income to the extent of such corporation's current or accumulated earnings and profits. A Unitholder's pro rata portion of dividends paid on a Security that exceed current and accumulated earnings and profits will first reduce a Unitholder's tax basis in the Security, and to the extent that such dividends exceed a Unitholder's tax basis in the Security will generally be treated as a capital gain.

     A Unitholder's portion of gain, if any, upon the sale, exchange or redemption of Units or the disposition of Securities held by the Trust will generally be considered a capital gain and will be long-term if the Unitholder has held its Units (and the Trust has held the Securities) for more than one year. Capital gains realized by corporations are generally taxed at the same rates applicable to ordinary income, but non-corporate taxpayers who realize long-term capital gains may be subject to a reduced tax rate of 20%, rather than the "regular" maximum tax rate of 39.6%. Tax rates may increase prior to the time when Unitholders may realize gains from the sale, exchange or redemption of the Units or Securities.

     A Unitholder's portion of loss, if any, upon the sale or redemption of Units or the disposition of Securities held by the Trust will generally be considered a capital loss and will be long-term if the Unitholder has held its Units (and the Trust has held the Securities) for more than one year. Capital losses are deductible to the extent of capital gains; in addition, up to $3,000 of capital losses ($1,500 for married individuals filing separately) recognized by non-corporate Unitholders may be deducted against ordinary income.

     A Unitholder that itemizes its deductions may also deduct its pro rata share of the fees and expenses of the Trust, but only to the extent that such amounts, together with the Unitholder's other miscellaneous deductions, exceed 2% of its adjusted gross income. The deduction of fees and expenses may also be limited by Section 68 of the Code, which reduces the amount of itemized deductions that are allowed for individuals with incomes in excess of certain thresholds.

     After the end of each calendar year, the Trustee will furnish to each Unitholder an annual statement containing information relating to the dividends received by the Trust on the Securities, the gross proceeds received by the Trust from the disposition of any Security, and the fees and expenses paid by the Trust. The Trustee will also furnish annual information returns to each Unitholder and to the Internal Revenue Service.

     A corporation that owns Units will generally be entitled to a 70% dividends received deduction with respect to its pro rata portion of dividends taxable as ordinary income received by the Trust from a domestic corporation or from a qualifying foreign corporation in the same manner as if such corporation directly owned the Securities paying such dividends. However, a corporation owning Units should be aware that Sections 246 and 246A of the Code impose additional limitations on the eligibility of dividends for the 70% dividends received deduction. These limitations include a requirement that stock (and therefore Units) must generally be held at least 46 days (as determined under
Section 246(c) of the Code) during the 90-day period beginning on the date that is 45 days before the date on which the stock becomes ex-dividend. Moreover, the allowable percentage of the deduction will be reduced if a corporate Unitholder owns stock (or Units) the financing of which is directly attributable to

900479.6
indebtedness incurred by such corporation.

     As discussed in the section "Administration of the Trust--Trust Termination," each Unitholder may have three options in receiving its termination distributions, namely (i) to receive its pro rata share of the underlying Securities in kind, (ii) to receive cash upon liquidation of its pro rata share of the underlying Securities, or (iii) to invest the amount of cash it will receive upon the liquidation of its pro rata share of the underlying Securities in units of a future series of the Trust (if one is offered) at a reduced sales charge. A Unitholder that chooses option (i) should be treated as merely exchanging its undivided pro rata ownership of Securities held by the Trust for sole ownership of a proportionate share of Securities, and therefore the transaction should be tax free to the extent Securities are received.

     Entities that generally qualify for an exemption from Federal income tax, such as many pension trust, are nevertheless taxed under Section 511 of the Code on unrelated business taxable income. Unrelated business taxable income is income from a trade or business regularly carried on by the tax-exempt entity that is unrelated to the entity's exempt purpose. Unrelated business taxable income generally does not include dividend or interest income or gain from the sale of investment property, unless such income is derived from property that is debt-financed or is dealer property. A tax-exempt entity's dividend income from the Trust and gain from the sale of Units in the Trust or the Trust's sale of Securities is not expected to constitute unrelated business taxable income to such tax-exempt entity unless the acquisition of the Unit itself is debt-financed or constitutes dealer property in the hands of the tax-exempt entity.

     Prospective investors are urged to consult their own tax advisers concerning the Federal, state, local and any other tax consequences of the purchase, ownership and disposition of Units prior to investing in the Trust.

                                  OTHER MATTERS

     LEGAL OPINIONS. The legality of the Units offered hereby and certain matters relating to Federal tax law have been passed upon by Battle Fowler LLP, 75 East 55th Street, New York, New York 10022 as counsel for the Sponsor. Carter, Ledyard & Milburn, Two Wall Street, New York, New York 10005 have acted as counsel for the Trustee.

     INDEPENDENT AUDITORS. The Statement of Financial Condition, including the Portfolio, is included herein in reliance upon the report of Ernst & Young LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

     PERFORMANCE INFORMATION. Total returns, average annualized returns or cumulative returns for various periods of the strategy, the related index and the Trust may be included from time to time in advertisements, sales literature and reports to current or prospective investors. Total return shows changes in Unit price during the period plus any dividends and capital gains, divided by the original public offering price. Average annualized returns show the average return for stated periods of longer than a year. Sales material may also include an illustration of the cumulative results of like annual investments in a strategy during an accumulation period and like annual withdrawals during a distribution period. Figures for actual portfolios will reflect all applicable expenses and, unless otherwise stated, the maximum sales charge. No provision is made for any income taxes payable. Similar figures may be given for the Trust applying the investment strategies to other indexes. Returns may also be shown on a combined basis. Trust performance may be compared to performance on a total return basis of the NASDAQ, NYSE or similar exchanges, as well as the DJIA, S&P 500 Index or other similar indices. In addition, total return comparisons may be made to performance data from Lipper Analytical Services, Inc., Morningstar Publications,

900479.6

Inc., Standard & Poor's CompuStat and Center for Research in Security Prices
(CRSP) at the University of Chicago or from publications such as The Wall Street Journal, Money, The New York Times, U.S. News and World Report, Business Week, Forbes or Fortune. As with other performance data, performance comparisons should not be considered representative of the Trust's relative performance for any future period.

     Pending the approval of the National Association of Securities Dealers Regulation, the Sponsors may also include, in advertisements, sales literature and reports to current or prospective investors, the performance of hypothetical portfolios to which the Sponsors have applied the same investment objectives and selection strategies, as well as back-tested data of the historical performance of such strategies, as described in "The Trust--The Securities" and which the Sponsors intend to apply to the selection of securities for the Trust. This performance information is intended to illustrate the Trust's strategies and should not be interpreted as indicative of the future performance of the Trust.

     SEC WEBSITE. The Securities and Exchange Commission ("SEC") maintains a website that contains reports, proxy and information statements and other information regarding the Trust which is filed electronically with the SEC. The SEC's Internet address is http:www.sec.gov. Offering materials for the sale of these Units available through the Internet are not being offered directly or indirectly to residents of a particular state nor is an offer of these Units through the Internet specifically directed to any person in a state by, or on behalf of, the issuer.

900479.6

     No person is authorized to give any information                              Large Cap Series IV
or to make any representations not contained in this
Prospectus and you should not rely on any other                                (A Unit Investment Trust)
information. The Trust are registered as a unit
investment trust under the Investment Company Act of                                   PROSPECTUS
1940. Such registration does not imply that the Trust
or any of its Units have been guaranteed, sponsored,                            DATED: December 28, 1999
recommended or approved by the United States or any
state or any agency or officer thereof.                                                SPONSORS:

                    Table of Contents                                           McLAUGHLIN, PIVEN, VOGEL
  Title                                          Page                               SECURITIES, INC.
  -----                                          ----                                30 Wall Street
   PART A                                                                       New York, New York 10005
Investment Summary...........................       A-2                               212-248-0750
Fee Table....................................       A-6
Summary of Essential Information.............       A-7                     REICH & TANG DISTRIBUTORS, INC.
Statement of Financial Condition.............       A-8                             600 Fifth Avenue
Portfolio....................................       A-9                         New York, New York 10020
Report of Independent Auditors...............      A-10                               212-830-5400
   PART B
The Trust....................................       B-1                                 TRUSTEE:
Risk Considerations..........................       B-7
Public Sale of Units.........................      B-11                         THE CHASE MANHATTAN BANK
Rights of Unitholders........................      B-12                             4 New York Plaza
Liquidity....................................      B-14                         New York, New York 10004
Administration of the Trust..................      B-16
Trust Expenses and Charges...................      B-22              This Prospectus does not constitute an offer to
Reinvestment Plan............................      B-23              sell, or a solicitation of an offer to buy,
Tax Status...................................      B-23              securities in any state to any person to whom it is
Other Matters................................      B-26              not lawful to make such offer in such state.

     This Prospectus does not contain all of the
information set forth in the registration statement,
filed with the SEC, Washington, D.C., under the
Securities Act of 1933 (file no. 333-92473), and the
Investment Company Act of 1940 (file no. 811-08945),
and to which reference is made. Copies may be
reviewed and obtained from the SEC by:

      -     calling: 1-800-SEC-0330
      -     visiting the SEC Internet address: http://www.sec.gov
      -     writing: Public Reference Section of the
            Commission, 450 Fifth Street, N.W.,
            Washington, D.C. 20549-6009

                         LOGO

900479.6